                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 U.S. Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

U.S. BANCORP LOGO
111 Southwest Fifth Avenue
Portland, Oregon 97204

DEAR SHAREHOLDERS:

     Enclosed with this letter is the formal notice of the annual meeting of shareholders of U. S. Bancorp to be held Tuesday, April 15, 1997, at 1:30 p.m., Pacific Time.

     At the meeting, the shareholders will be asked to elect directors, amend the Restated Articles of Incorporation relating to the authorized capital stock, and to approve the 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan, the 1997 Employee Stock Purchase Plan, and the selection of independent auditors. In addition, the executive officers of U. S. Bancorp will report on the operations of U. S. Bancorp and will be available to respond to questions from shareholders.

     I hope you will be able to attend the meeting, and if you do so, you may vote in person even if you have previously mailed in your Proxy form. Your interest and continued support are indeed appreciated.

                                          Sincerely yours,

                                          GERRY B. CAMERON
                                          Chairman of the Board, Chief Executive
                                          Officer, and President

March 13, 1997

                                 U. S. BANCORP
                           111 SOUTHWEST FIFTH AVENUE
                             PORTLAND, OREGON 97204

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997

TO THE SHAREHOLDERS:

     The annual meeting of shareholders of U. S. BANCORP will be held on Tuesday, April 15, 1997, at 1:30 p.m., Pacific Time, in the Ballroom at the Multnomah Athletic Club, 1849 S.W. Salmon, Portland, Oregon for the following purposes:

          1. Electing directors for the ensuing year.

          2. Amending Article III of the Restated Articles of Incorporation to increase U. S. Bancorp's authorized common stock from 250,000,000 shares to 400,000,000 shares as set forth in Appendix A to the attached Proxy Statement.

          3. Approving the 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan.

          4. Approving the 1997 Employee Stock Purchase Plan.

          5. Approving the selection of independent auditors for U. S. Bancorp.

          6. Transacting such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on February 7, 1997, are entitled to vote at the meeting.

                                          By order of the Board of Directors

                                          DWIGHT V. BOARD
                                          Secretary

March 13, 1997

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE -- WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                 U. S. BANCORP
                           111 SOUTHWEST FIFTH AVENUE
                             PORTLAND, OREGON 97204

                                PROXY STATEMENT

                 SOLICITATION, VOTING AND REVOCABILITY OF PROXY

     The enclosed Proxy is solicited on behalf of the Board of Directors of U.
S. Bancorp, an Oregon corporation, for use at the annual meeting of shareholders to be held at 1:30 p.m. on Tuesday, April 15, 1997. The Proxy and Proxy Statement were mailed to shareholders on or about March 13, 1997.

     U. S. Bancorp will pay all soliciting costs that it incurs in connection with the annual meeting, including the cost of preparing and mailing the Proxy, Proxy Statement, 1996 Annual Report to Shareholders, Annual Report on Form 10-K for 1996, and any other materials furnished to the shareholders by U. S. Bancorp. Proxies will be solicited by use of the mails, and officers and other employees of U. S. Bancorp may also solicit Proxies by telephone or personal contact. Employees of U. S. Bancorp who may be engaged in the solicitation of Proxies will not receive additional compensation for such services. U. S. Bancorp has also retained Beacon Hill Partners, Inc. to assist in the solicitation of Proxies, primarily from beneficial owners whose stock is held in the name of brokers, banks and other nominees, at an estimated fee of $5,000 plus reimbursement of expenses.

     When a Proxy in the enclosed form is properly executed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified in the spaces provided on the form. If no instructions are specified, the shares will be voted (1) FOR the election of directors named in the Proxy; (2) FOR amendment of Article III of the Restated Articles of Incorporation; (3) FOR approval of the 1997 Amended and Restated Non-Employee Stock Incentive and Deferral Plan; (4) FOR approval of the 1997 Employee Stock Purchase Plan; and (5) FOR approval of the selection of independent auditors. Shareholders may expressly abstain from voting on proposals (2), (3), (4) and (5) by so indicating on the Proxy. Abstentions with respect to either proposal (2), (3) or (4) will have the same effect as a vote against the proposal. An abstention on the proposal for approval of selection of auditors will have no effect on the required vote for the proposal. Shares represented by duly executed and returned proxies of brokers or other nominees which are expressly not voted on any matter to be presented at the annual meeting will have no effect on the required vote on the matter.

     Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The Proxy may be revoked by filing with the Secretary of U. S. Bancorp written notice of revocation or a duly executed Proxy bearing a later date. The Proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a shareholder who attends the meeting need not revoke the shareholder's Proxy and vote in person unless the shareholder wishes to do so. Written revocations or Proxies bearing a later date should be sent to First Chicago Trust Company of New York, Attention: Inspectors of Election, P.0. Box 8640, Edison, New Jersey 08818-9142.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The only outstanding voting security of U. S. Bancorp is its $5 Par Value Common Stock ("Common Stock"). The record date for determining shareholders entitled to vote at the annual meeting is February 7, 1997, on which date there were 147,934,549 shares of Common Stock outstanding and entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. All references to shares of Common Stock and per share prices thereof in this Proxy Statement have been adjusted where appropriate to reflect stock splits and stock dividends. U. S. Bancorp also has outstanding 6,000,000 shares of 8 1/8% Cumulative Preferred Stock, Series A (the "Preferred Stock"), which are not entitled to vote at the annual meeting.

     The following persons are known by U. S. Bancorp to beneficially own more than 5% of the outstanding shares of Common Stock as of February 7, 1997:

                                                              AMOUNT        APPROXIMATE
                                                           BENEFICIALLY     PERCENT OF
               NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED            CLASS
          ----------------------------------------------   ------------     -----------
          Trust Group (1)...............................     16,156,603           10.9%
            United States National Bank of Oregon
            P. O. Box 3168
            Portland, Oregon 97208-9933
          Joshua Green III (2)..........................      8,399,460            5.7%
            1425 Fourth Avenue
            Seattle, Washington 98101

---------------
(1) The Trust Group of United States National Bank of Oregon ("U.S. Bank of Oregon"), a wholly owned subsidiary of U. S. Bancorp, held the indicated shares as of February 7, 1997, in fiduciary capacities for various beneficiaries, including participants in the U. S. Bancorp Employee Investment Plan. The Trust Group has sole voting power as to 846,229 shares, shared voting power as to 1,314,265 shares, sole investment power as to 14,390,544 shares, and shared investment power as to 1,676,034 shares.

(2) Includes 125,302 shares owned by Mr. Green; 6,059 shares owned by Mr. Green's wife; 2,180,316 shares held by Joshua Green Corporation, of which Mr. Green is chairman and chief executive officer; 5,089,171 shares held by a limited partnership of which Joshua Green Corporation is the general partner; 575,181 shares held by various estates, trusts, and custodianships as to which Mr. Green has shared voting power and in which various family members of Mr. Green are beneficiaries; 391,231 shares held by a charitable foundation of which Mr. Green is president; and 32,200 shares subject to stock options that are currently exercisable or will become exercisable on or before April 7, 1997. Mr. Green owns 59% of the voting common stock of Joshua Green Corporation and has sole voting power over another 20% of such stock; accordingly, the other shareholders and directors of Joshua Green Corporation are not deemed to have shared voting and dispositive power over the shares of Common Stock beneficially owned by Joshua Green Corporation by reason of their capacities as such.

     The following table gives, as of February 7, 1997, certain information concerning the beneficial ownership of Common Stock by each of U. S. Bancorp's directors, by the U. S. Bancorp executive officers named in the Summary Compensation Table below and by U. S. Bancorp's present directors and all of its executive officers as a group. Unless otherwise indicated, all shares listed as beneficially owned are held with sole voting and investment power. No shares of Preferred Stock are beneficially owned by the indicated persons or group.

                                                          AMOUNT              APPROXIMATE
                                                       BENEFICIALLY           PERCENT OF
                             NAME                         OWNED                  CLASS
          ------------------------------------------   ------------           -----------
          Harry L. Bettis...........................      2,973,947(4)(6)           2.0%
          Gerry B. Cameron..........................        364,886(1)(2)(3)          *
          Carolyn Silva Chambers....................          5,600(4)                *
          Franklin G. Drake.........................         46,531(4)                *
          Robert L. Dryden..........................         14,606(4)                *
          Gary T. Duim..............................         98,474(1)(2)(3)          *
          John B. Fery..............................         22,574(4)                *
          Joshua Green III..........................      8,399,460(4)(5)           5.7%
          Arland D. Hatfield........................        119,006(1)(2)(3)          *
          Daniel R. Nelson..........................        393,930(2)                *
          Allen T. Noble............................          8,871(4)                *
          Paul A. Redmond...........................         13,228(4)                *
          N. Stewart Rogers.........................         25,128(4)
          Robert D. Sznewajs........................         89,639(1)(2)(3)          *
          Benjamin R. Whiteley......................         15,808(4)                *
          All directors and executive officers as a
            group (23 persons)......................     12,796,231(1)(2)(3)(4)       8.6%

---------------
  * Excluded because percentage beneficially owned is less than 1% of the Common Stock.

(1) Includes shares underlying Restricted Stock Units ("RSUs") issued pursuant to U. S. Bancorp's 1993 Stock Incentive Plan as well as dividend equivalent RSUs, if elected by the grantee. Unvested RSUs are forfeited on termination of employment, other than for retirement, disability or death, while dividend equivalent RSUs, if elected, are not forfeited under any termination circumstances. The officers cannot use the RSUs or transfer them until they are converted into common shares. Grantees may elect dividend equivalents paid on the RSUs in either cash or dividend equivalent RSUs. RSUs vest in 20% increments over five years and dividend equivalent RSUs vest either (1) in increments of 20% over five years or (2) in a lump sum after five years (at the election of the grantee). The number of RSUs held by each named executive officer as of February 7, 1997 are as follows:

                                                                           RESTRICTED
                                       NAME                                STOCK UNITS
          --------------------------------------------------------------   -----------
          Gerry B. Cameron..............................................      19,800
          Robert D. Sznewajs............................................       8,767
          Gary T. Duim..................................................       6,000
          Arland D. Hatfield............................................       6,188
          All executive officers as a group.............................      65,751

(2) Includes shares subject to employee stock options that are currently exercisable or will become exercisable on or before April 7, 1997, as follows: Mr. Cameron, 238,447 shares; Mr. Nelson, 339,547 shares; Mr. Sznewajs, 65,076 shares; Mr. Duim 80,206 shares; Mr. Hatfield, 86,006 shares; and all executive officers of U. S. Bancorp as a group 1,257,991 shares.

(3) Includes the indicated number of shares allocated to the accounts of participants under the U. S. Bancorp Employee Investment Plan as follows:
    Mr. Cameron, 30,389 shares; Mr. Sznewajs, 10,526 shares; Mr. Duim, 6,268 shares; Mr. Hatfield, 13,523 shares; and all executive officers of U. S. Bancorp as a group, 96,169 shares. Participants in the plan may direct the voting of the shares allocated to their accounts.

(4) Includes shares subject to stock options held by non-employee directors of
    U. S. Bancorp that are currently exercisable or will become exercisable on or before April 7, 1997, as follows: Mr. Bettis, 2,000 shares; Ms. Chambers, 5,500 shares; Mr. Drake, 21,234 shares; Mr. Dryden, 13,856 shares; Mr. Fery, 2,000 shares; Mr. Green, 32,200 shares; Mr. Noble, 2,000 shares; Mr. Redmond, 11,989 shares; Mr. Rogers, 16,490 shares; Mr. Whiteley, 9,308 shares; and all present non-employee directors as a group, 116,577 shares.

(5) See note 2 to the preceding table for additional information regarding Mr. Green's share ownership.

(6) Include 3,888 shares subject to restrictions on transferability as to which Mr. Bettis has voting power.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that reports of beneficial ownership of Common Stock and Preferred Stock and changes in such ownership be filed with the Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding Common Stock or Preferred Stock, and certain trusts of which reporting persons are trustees. U. S. Bancorp is required to disclose in the Proxy Statement each reporting person whom it knows to have failed to file any required reports under Section 16 on a timely basis. Based solely upon a review of copies of Section 16 reports furnished to
U. S. Bancorp and written statements confirming that no other reports were required, to U. S. Bancorp's knowledge, all Section 16 reporting requirements applicable to known reporting persons, except for one Form 4 report which was filed one day late by Mr. Green, were complied with during 1996.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The directors of U. S. Bancorp are elected at the annual meeting of shareholders in April to serve for one year. The Board of Directors has set the number of positions on the Board at eleven. The names of U. S. Bancorp's nominees for director are given below together with certain information about each of them, including their ages, their business experience during the past five years, directorships in other corporations, and periods of service as a director of U. S. Bancorp. There are no family relationships among the directors. All the nominees are currently directors of U. S. Bancorp and of U.
S. Bancorp's major bank subsidiaries.

     If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the number of directors constituting the Board of Directors may be reduced prior to the annual meeting, or the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

     U. S. Bancorp's Bylaws provide that nominations for election to the Board of Directors may be made by the Board or by any holder of record of U. S. Bancorp securities entitled to vote for the election of directors. Nominations other than those made by or on behalf of the Board must be made in writing and delivered or mailed to the Chairman of the Board not less than 25 days and not more than 60 days prior to the shareholders meeting at which directors are to be elected. The shareholder should specify the name of each proposed nominee and should set forth information as to the nominee's qualifications for membership on the Board of Directors. The Bylaws provide for a shorter deadline if less than 30 days' notice of the meeting is given to shareholders.

NOMINEES FOR DIRECTOR

     Harry L. Bettis, age 62, has been a director since December 1995. He was a director of West One Bancorp from 1971 until 1995. For more than five years, Mr. Bettis has been a rancher in Payette, Idaho.

     Gerry B. Cameron, age 58, has been Chief Executive Officer and a director of since January 1994 and Chairman of the Board since April 1994. He was also President from April 1994 until December 1995 and was reelected President in February 1997. Mr. Cameron was Vice Chairman of U. S. Bancorp from January 1993 through April 1994. He was Executive Vice President of United States National Bank of Oregon ("U.S. Bank of Oregon") from March 1979 until July 1993. Mr. Cameron was elected a director of U.S. Bank of Oregon in January 1993 and was elected Chairman of the Board in July 1993. He was President and Chief Executive Officer of U.S. Bank of Washington, National Association ("U.S. Bank of Washington"), until January 1993. Mr. Cameron is a member of the Executive Management Committee composed of eleven senior U. S. Bancorp executive officers.

     Carolyn Silva Chambers, age 65, has been a director since 1995. Ms. Chambers was a director of U.S. Bank of Oregon from 1993 until April 1995. Ms. Chambers was President and Chief Executive Officer of Chambers Communications Corp., a broadcast and television company, from 1983 to 1995; she is currently Chairman and Chief Executive Officer. Ms. Chambers has been President and Chief Executive Officer of Chambers Construction Company, a construction firm, since 1986. Both Chambers Communications and Chambers Construction are based in Eugene, Oregon. Ms. Chambers is also a director of Portland General Corporation.

     Franklin G. Drake, age 68, has been a director since 1969. Mr. Drake is Chairman of the Board, retired, of Donald M. Drake Company, a construction firm headquartered in Portland, Oregon. He is Chairman and Chief Executive Officer of Drake Management. He was previously President and Chief Executive Officer of Donald M. Drake Company for more than five years until July 1993.

     Robert L. Dryden, age 63, has been a director since 1995. From 1991 until April 1995, Mr. Dryden was a director of U.S. Bank of Washington. Mr. Dryden serves as Executive Vice President, Airplane Production, of The Boeing Company (Commercial Airplane Group), in Seattle, Washington, and has held this position since 1990. Mr. Dryden is also a director of Puget Sound Energy, Inc..

     John B. Fery, age 66, has been a director since December 1995. He was a director of West One Bancorp from 1976 until 1995. Mr. Fery is retired Chairman and Chief Executive Officer of Boise Cascade Corporation, a paper and forest products company headquartered in Boise, Idaho. He served as Chief Executive Officer from 1972 through July 1994, and retired as Chairman in July 1995. Mr. Fery also serves as a director of Albertson's Inc., The Boeing Company, and Hewlett-Packard Company.

     Joshua Green III, age 60, has been a director since 1987. Mr. Green is Chairman of the Board and Chief Executive Officer of Joshua Green Corporation, a family investment firm and Chairman of its wholly-owned subsidiary, Sage Manufacturing Corporation. He also served as Chairman of the Board and a director of U.S. Bank of Washington from February 1988 until January 1997. Mr. Green was also Vice Chairman of U. S. Bancorp from December 1987 until January 1993. Mr. Green is also a director of Safeco Corporation.

     Allen T. Noble, age 68, has been a director since December 1995. Mr. Noble is President of Farm Development Corporation, a corporate agricultural management company based in Boise, Idaho, Allen Noble Farms, Inc., A-D Cattle Company, Campbell Tractor Company comprised of four John Deere dealerships in Treasure Valley, Idaho, ALVAC a Life Flight Helicopter Company, and Noble Linear Irrigation Company. Mr. Noble served as a director of West One Bancorp from 1975 until 1983 and from 1984 until 1995.

     Paul A. Redmond, age 60, has been a director since 1994. From 1992 to 1994, Mr. Redmond was a director of U.S. Bank of Washington. Since 1985, he has been Chairman of the Board and Chief Executive Officer of The Washington Water Power Company, an electric and gas utility with headquarters in Spokane, Washington. Mr. Redmond is also a director of Itron, Inc.

     N. Stewart Rogers, age 67, has been a director since 1988. Mr. Rogers is Chairman of the Board and a director of Penwest, Ltd. He is also a director of Fluke Corp. and of VWR Scientific Products Corp. Mr. Rogers was Senior Vice President of Univar Corporation, a distributor of chemicals, until his retirement in December 1991.

     Benjamin R. Whiteley, age 67, has been a director since 1994. Mr. Whiteley was a director of U.S. Bank of Oregon from 1988 through April 1994 and of U. S. Bancorp from 1986 through 1988. Mr. Whiteley has been Chairman of the Board of Standard Insurance Company, a life insurance company, since August 1994. From January 1993 until August 1994, he served as Chairman and Chief Executive Officer of Standard Insurance Company, and, prior to that, as President and Chief Executive Officer for more than five years. Mr. Whiteley is also a director of Northwest Natural Gas Company, Willamette Industries, Inc., and The Greenbrier Companies, Inc.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

BOARD COMMITTEES

     The U. S. Bancorp Board of Directors has a standing Audit Committee, which recommends to the Board the accounting firm to be selected as independent auditors and reviews matters relating to public disclosure, corporate practices, regulatory and financial reporting, accounting procedures and policies, financial and accounting controls, and transactions involving potential conflicts of interest. The Audit Committee receives and evaluates on behalf of the Board reports of reviews by the Board of Governors of the Federal Reserve System, which is the federal supervisory agency for bank holding companies, and the Office of the Comptroller of the Currency, which is the primary supervisory agency for U. S. Bancorp's national bank subsidiaries. Reports of examinations by supervisory agencies for other U. S. Bancorp subsidiaries, including the Federal Deposit Insurance Corporation (the "FDIC"), and various state agencies, are also received by the Audit Committee.

     The Audit Committee also reviews the planned scope and results of audits, the annual reports to the SEC and to the shareholders and the Proxy Statement and makes recommendations regarding approval to the Board of Directors. The Audit Committee also performs for U. S. Bancorp's bank subsidiaries certain audit functions required under FDIC regulations.

     Current members of the Audit Committee are Messrs. Whiteley (chairperson), Drake, Dryden, Redmond, and Ms. Chambers. The Audit Committee held six meetings in 1996.

     The Board of Directors also has a standing Compensation Committee composed of five non-employee directors, Messrs. Rogers (chairperson), Bettis, Dryden, Fery, and Redmond. The Compensation Committee reviews and makes recommendations to the Board of Directors from time to time regarding compensation of U. S. Bancorp's officers and nonemployee directors. The Compensation Committee administers U. S. Bancorp's stock-based compensation plans and incentive plans and makes decisions regarding the grant of stock options and other awards to officers and employees thereunder. The Compensation Committee met six times in 1996.

     The Board of Directors has a standing Executive Committee composed of five directors, Messrs. Cameron (chairperson), Bettis, Drake, Green, and Nelson. The Executive Committee will hold meetings at the call of the Chairman of the Board and may exercise authority as specifically delegated by the Board of Directors during intervals between board meetings. The Executive Committee also recommends nominees for election to the Board of Directors and reviews nominations by shareholders. The Executive Committee met two times in 1996.

MEETINGS

     The Board of Directors held ten meetings during 1996. Each director attended at least 75% of the total number of meetings of the Board and meetings held by all committees of the Board on which the director served during 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows the compensation awarded or paid to, or earned by, U.
S. Bancorp's chief executive officer and each of its four other most highly compensated executive officers (the "named executive officers") during each of the years in the three-year period ended December 31, 1996.

                                                                                  LONG-TERM COMPENSATION
                                                                            -----------------------------------
                                             ANNUAL COMPENSATION                         NUMBER OF
                                    -------------------------------------   RESTRICTED   SECURITIES   LONG-TERM         ALL
                                                           OTHER ANNUAL       STOCK      UNDERLYING   INCENTIVE        OTHER
    NAME AND PRINCIPAL               SALARY    BONUS(4)   COMPENSATION(5)    UNITS(6)     OPTIONS     PAYOUTS(7)  COMPENSATION(8)
        POSITION(1)          YEAR     ($)        ($)            ($)            ($)          (#)          ($)            ($)
---------------------------  ----   --------   --------   ---------------   ----------   ----------   ---------   ---------------
Gerry B. Cameron...........  1996   $800,000   $846,640                      $628,650       89,700    $780,452        $97,943
  Chairman of the Board,     1995    700,000    630,000       $53,622               -      116,250           -         50,970
  Chief Executive Officer,
    and                      1994    508,750    250,000                             -       58,252           -         28,241
  President
Daniel R. Nelson(2)........  1996    525,000    464,100                             -       47,700           -              -
  President and              1995          -          -                             -       29,610           -              -
  Chief Operating Officer    1994          -          -                             -            -           -              -
Robert D. Sznewajs(3)......  1996    425,000    375,700                       269,875       30,900     273,384         29,610
  Vice Chairman              1995    375,000    271,575                             -       36,989           -          8,344
                             1994    233,750    175,000                             -       20,408           -         23,940
Gary T. Duim...............  1996..  280,000    280,000                       190,500       17,000     234,131         31,288
  Executive Vice President   1995    250,000    181,134                             -       21,138           -         18,534
                             1994    200,000     97,084                             -       19,417           -          8,717
Arland D. Hatfield.........  1996    280,000    278,563                       190,500       17,000     234,131         31,828
  Executive Vice President   1995    250,000    190,993                             -       21,138           -         18,066
                             1994    210,000     88,310                             -       19,417           -         11,710

---------------
(1) Includes principal capacities in which each officer served during 1996.

(2) Mr. Nelson became an employee of U. S. Bancorp effective December 26, 1995 and retired from U. S. Bancorp effective January 1, 1997.

(3) Mr. Sznewajs became a U. S. Bancorp employee in April 1994.

(4) Represents amounts paid or accrued under the U. S. Bancorp Executive Annual Incentive Plan.

(5) Represents the aggregate incremental cost to U. S. Bancorp of providing various perquisites and personal benefits to Mr. Cameron in 1995, including a one-time, automobile-related benefit of $41,250 in association with the elimination of executive automobiles. Amounts which total the lesser of $50,000 or 10% of the total annual salary and bonus for a given named executive officer have been omitted pursuant to SEC disclosure rules.

(6) The amount reported for each officer for 1996 is the value of the RSUs on February 14, 1996. In accordance with SEC proxy rules, the value of those RSUs is shown here using the low market price of Common Stock on February 14, 1996, which was $31.75. RSUs earn dividends, which are payable in cash or reinvested in RSUs each quarter, at the option of the officer. The following table shows (a) the total number RSUs credited to each of the named executive officers as of February 14, 1996, and (b) the value of those RSUs, based on the low market price of Common Stock on December 31, 1996.

                                                   RESTRICTED STOCK     VALUE AT 12/31/96
                                                        UNITS                  ($)
                                                   ----------------     -----------------
            Gerry B. Cameron....................        19,800               888,525
            Robert D. Sznewajs..................         8,500               381,438
            Gary T. Duim........................         6,000               269,250
            Arland D. Hatfield..................         6,000               269,250

(7) Represents amounts paid or accrued under the U. S. Bancorp Performance Share Plan for the three-year period ended December 31, 1996.

(8) Represents amounts that 1) were contributed by U. S. Bancorp under the U. S. Bancorp Employee Investment Plan, a qualified plan under Section 401(k) of the Internal Revenue Code (the "Code"), as a pro-rata matching contribution and invested in Common Stock; or 2) that would have been allocated to each officer's matching contribution account under the Employee Investment Plan had compensation subject to the plan included deferred compensation and had Code limits not been applicable, but instead were credited under the U. S. Bancorp Supplemental Benefits Plan; or 3) that equal the value in cash or RSUs of dividend equivalents earned on RSUs.

STOCK-BASED COMPENSATION

     The following table provides information regarding options to purchase Common Stock granted to the named executive officers pursuant to the U. S. Bancorp 1993 Stock Incentive Plan during 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)
                               INDIVIDUAL GRANTS

                                                    PERCENT OF
                                     NUMBER OF        TOTAL
                                     SECURITIES      OPTIONS
                                     UNDERLYING     GRANTED TO      EXERCISE
                                      OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION
               NAME                   GRANTED      FISCAL YEAR      ($/SHARE)      DATE(2)       VALUE($)(3)
----------------------------------   ---------     ------------     ---------     ----------     -----------
Gerry B. Cameron..................     89,700          7.5%          $ 32.75       3/20/2006      $ 592,917
Daniel R. Nelson..................     47,700          4.0%            32.75       1/01/2002        315,297
Robert D. Sznewajs................     30,900          2.6%            32.75       3/20/2006        204,249
Gary T. Duim......................   17,000..          1.4%            32.75       3/20/2006        112,370

---------------
(1) No stock appreciation rights ("SARs") were granted to the named executive officers during 1996. All options were granted for the number of shares indicated at exercise prices equal to the fair market value of the Common Stock on the date of grant. All options are immediately and fully vested with provisions for forfeiture or reimbursement of a percentage of shares if termination of employment other than retirement, disability, or death occurs within three years of grant date.

(2) Mr. Nelson retired effective January 1, 1997. His option, therefore, expires in five years at January 1, 2002.

(3) The values shown have been calculated based on the Black-Scholes option pricing model and do not reflect the effect of restrictions on transferability. The values indicated were calculated based on the following assumptions: (i) expectations regarding volatility were based on quarterly stock price data during the three-year period ended December 31, 1996; (ii) the risk-free rate of return was assumed to be 6.20% for options and 7.08% for time lapse vesting; (iii) the time of exercise was assumed to be five years after the date of grant; and (iv) the dividend yield was assumed to be 3.60% (the annual dividend rate divided by the stock price on the grant date). The values which may ultimately be realized by the holders of the reported options will depend on the market value of the Common Stock during the periods during which the options are exercisable, which may vary significantly from the assumptions underlying the Black-Scholes model.

     Information regarding exercises of stock options during 1996, and unexercised options held as of December 31, 1996, by the named executive officers is summarized in the table below.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                   VALUES(1)

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                           UNDERLYING OPTIONS         OPTIONS AT YEAR-END($)(3)
                                 OPTIONS        VALUE         TOTAL    ---------------------------   ---------------------------
             NAME               EXERCISED   REALIZED($)(2)   OPTIONS   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  ---------   --------------   -------   -----------   -------------   -----------   -------------
Gerry B. Cameron..............     4,250       $ 19,125      309,952     178,291        131,661      $2,782,735     $ 2,540,010
Daniel R. Nelson..............         0              0      47,700       47,700              0         578,363               0
Daniel R. Nelson..............    22,052(4)     677,335      291,847     291,847              0       9,248,051               0
Robert D. Sznewajs............         0              0      88,297       44,999         43,298         652,933         854,205
Gary T. Duim..................     3,000         53,751      95,415       64,855         30,560       1,226,052         588,459
Arland D. Hatfield............     2,900         44,541      101,215      70,655         30,560       1,411,333         588,459

---------------
(1) No SARs were exercised during 1996 and no named executive officer held any SARs at December 31, 1996.

(2) Represents the amount by which the fair market value or sale price of the shares of Common Stock underlying employee stock options at the date of exercise exceeded the exercise price.

(3) Value is calculated based on the amount by which the low sale price of the Common Stock, $44.875 as reported in The Wall Street Journal for the last trading day in 1996, exceeds the per share exercise price of unexercised options. All options reflected in the table were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant.

(4) Represents options granted to Mr. Nelson by West One Bancorp. Under West One Bancorp's plan provisions, value is calculated based upon the average of high and low sale price of the Common Stock, which was $45.875 for the last trading day in 1996.

     The following table sets forth information regarding performance cash awards to the named executive officers pursuant to the U. S. Bancorp Performance Cash Award Plan during 1996.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                  PERFORMANCE
                                TARGET % OF         OR OTHER       ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                               3-YEAR AVERAGE     PERIOD UNTIL               PRICE BASED PLANS(2)
                                     OF            MATURATION      -----------------------------------------
            NAME               BASE SALARY(1)      OR PAYOUT       THRESHOLD(%)     TARGET(%)     MAXIMUM(%)
-----------------------------  --------------     ------------     ------------     ---------     ----------
Gerry B. Cameron.............        150%            3 years             0             185            370
Daniel R. Nelson.............        150%            3 years             0             150            300
Robert D. Sznewajs...........        120%            3 years             0             120            240
Gary T. Duim.................        100%            3 years             0             100            200
Arland D. Hatfield...........        100%            3 years             0             100            200

---------------
(1) Represents target awards of cash under U. S. Bancorp's Performance Cash Plan. Opportunity for payout underlying the award represents anticipation of three years' value to be paid out in three year's time. It is not intended that similar awards will be made in 1997-98.

(2) Following the three-year period ending December 1998, awards will be settled pursuant to a performance matrix calculated pursuant to a formula based on a comparison of U. S. Bancorp's net income growth and return on equity over three years with that of comparably capitalized regional banks included in the S&P Major Regional Banks Index.

RETIREMENT PLANS

     U. S. Bancorp maintains two retirement plans, the U. S. Bancorp Retirement Plan (the "U.S. Retirement Plan"), which covers eligible employees and officers of U. S. Bancorp and its participating subsidiaries, and the West One Retirement Plan (the "W. O. Retirement Plan") which covers certain U. S. Bancorp employees who formerly were employees of West One Bancorp (collectively, the "Retirement Plans") .

     The U.S. Retirement Plan and the W. O. Retirement Plan provide for payment of monthly pension benefits based upon an employee's years of service and compensation level. Pursuant to either the U. S. Bancorp Supplemental Benefits Plan (the "U.S. Supplemental Plan") or the West One Supplemental Executive Retirement Plan (the "W. O. SERP"), designated key employees, including U. S. Bancorp executive officers, will receive retirement benefits in addition to those payable under the Retirement Plans (collectively, the "Supplemental Plans").

     The following tables show the estimated annual benefits payable under the U.S. Retirement Plan and the W. O. Retirement Plan, respectively, (including amounts payable pursuant to applicable provisions of the U.S. Supplemental Plan and W. O. SERP) for participants with various years of benefit service and specified levels of compensation (based on the average during the five consecutive calendar years out of the last ten years for which compensation was highest ("Highest Average Compensation")).

                    U.S. RETIREMENT PLAN PENSION PLAN TABLE

                                                        YEARS OF SERVICE
            COMPENSATION          ------------------------------------------------------------
               LEVEL                 15           20           25           30           35
    ----------------------------  --------     --------     --------     --------     --------
    $125,000....................  $ 30,100     $ 40,200     $ 50,200     $ 53,300     $ 56,500
     150,000....................    36,500       48,700       60,800       64,600       68,300
     175,000....................    42,900       57,200       71,500       75,800       80,200
     200,000....................    49,200       65,700       82,100       87,100       92,100
     225,000....................    55,600       74,200       92,700       98,300      104,000
     250,000....................    62,000       82,700      103,300      109,600      115,800
     300,000....................    74,700       99,700      124,600      132,100      139,600
     350,000....................    87,500      116,700      145,800      154,600      163,300
     400,000....................   100,200      133,700      167,100      177,100      187,100
     450,000....................   113,000      150,700      188,300      199,600      210,800
     500,000....................   125,700      167,700      209,600      222,100      234,600
     550,000....................   138,500      184,700      230,800      244,600      258,300
     600,000....................   151,200      201,700      252,100      267,100      282,100
     650,000....................   164,000      218,700      273,300      289,600      305,800
     700,000....................   176,700      235,700      294,600      312,100      329,600
     750,000....................   189,500      252,700      315,800      334,600      353,300
     800,000....................   202,200      269,700      337,100      357,100      377,100
     850,000....................   215,000      286,700      358,300      379,600      400,800

                    W. O. RETIREMENT PLAN PENSION PLAN TABLE

                                                        YEARS OF SERVICE
            COMPENSATION          ------------------------------------------------------------
               LEVEL                 15           20           25           30           35
    ----------------------------  --------     --------     --------     --------     --------
    $125,000....................  $ 34,000     $ 50,000     $ 66,000     $ 66,000     $ 74,000
     150,000....................    44,000       63,000       83,000       83,000       91,000
     175,000....................    53,000       76,000       99,000       99,000      107,000
     200,000....................    63,000       89,000      115,000      115,000      123,000
     250,000....................    83,000      115,000      148,000      148,000      156,000
     300,000....................   102,000      141,000      180,000      180,000      189,000
     350,000....................   122,000      167,000      213,000      213,000      222,000
     400,000....................   141,000      193,000      245,000      245,000      254,000
     450,000....................   161,000      219,000      278,000      278,000      287,000
     500,000....................   180,000      245,000      310,000      310,000      320,000
     550,000....................   200,000      271,000      343,000      343,000      353,000
     600,000....................   219,000      297,000      375,000      375,000      385,000
     700,000....................   258,000      349,000      440,000      440,000      451,000

     Compensation, for purposes of determining retirement benefits payable under the Retirement Plans, generally consists of a participant's nondeferred compensation up to a maximum annual limit imposed by the Internal Revenue Code and excludes amounts paid in excess of limits on variable items such as commissions, long-term incentive compensation, and severance pay. Code limits are disregarded, and deferred compensation is included in determining retirement benefits payable under the combined provisions of the Retirement Plans and the Supplemental Plans.

     Retirement benefits in the tables above are expressed in terms of single life annuities and are not subject to reduction for Social Security benefits. Benefits may be reduced from the amounts shown in the tables if the participant retires early (before age 65) or if the participant elects to have benefits paid as a joint and survivor annuity.

     Certain executive officers have been awarded an enhanced retirement benefit under the U.S. Supplemental Plan. With respect to Mr. Cameron, this benefit will result in his receiving payments upon retirement pursuant to the U.S. Retirement Plan, primary Social Security benefits, and the U.S. Supplemental Plan equal in the aggregate to 55% of his Highest Average Compensation and, in addition, in his being exempted from the provisions of the U.S. Supplemental Plan providing for a percentage reduction (normally 7%) in benefits for retirement after age 55 but before age 62 ("Reduction Percentage"), if (i) he continues to be chief executive officer of U. S. Bancorp through at least December 31, 1998, or (ii) his employment as chief executive officer terminates following a change in control of U. S. Bancorp. If Mr. Cameron were to retire after December 31, 1998, with his Highest Average Compensation unchanged from the average at December 31, 1996, his annual retirement benefit, assuming a single life annuity and reduction for estimated Social Security benefits, would be $485,316.

     Retirement benefits for Mr. Nelson were calculated on his years of benefit service upon retirement. His benefits equal a fraction (65% multiplied by his years of benefit service, divided by 25) multiplied by his Highest Average Compensation. His benefits were reduced for retirement prior to age 65. Mr. Nelson retired from U. S. Bancorp effective January 1, 1997, at which time he had a total of 12.75 years of credited benefit service. His annual retirement benefit at this time, assuming single life annuity, reductions for estimated Social Security benefits and for employer contributions to the Employee Investment Plan and deferred compensation account, and reduction for early retirement, is $192,267.

     The enhanced retirement benefit for Messrs. Sznewajs and Duim will depend on their years of benefit service upon retirement. Their enhanced retirement benefits will equal a fraction (2.75% multiplied years of benefit service, up to a maximum of 55%) multiplied by their respective Highest Average Compensation. For this purpose, Mr. Sznewajs has been credited with 11 years of benefit service for service with a prior employer and, as of December 31, 1996, had a total of 13.735 years of benefit service credited to his account, and Mr. Duim, as of the same date, had a total of 8.929 years of benefit service credited to his account. Mr. Sznewajs and Mr. Duim are each fully vested in their respective enhanced retirement benefits. Mr. Sznewajs will also be entitled to a Reduction Percentage of 3% (applicable to retirement before age 62) if his employment is terminated by U. S. Bancorp prior to December 31, 2002. If Mr. Sznewajs were to retire at age 62 with Highest Average Compensation unchanged from December 31, 1996, his annual retirement benefits, assuming single life annuity, reduction for estimated Social Security benefits, and benefits from previous employers, would be $340,140. If Mr. Duim were to retire at age 62 with Highest Average Compensation unchanged from December 31, 1996, his annual retirement benefits, with the same assumption as for Mr. Sznewajs, would be $177,780.

     If Mr. Hatfield's employment with U. S. Bancorp is terminated, he will be entitled to credit for 25 years of benefit service and to receive benefits under the U.S. Retirement Plan that are not subject to a Reduction Percentage. At December 31, 1996, Mr. Hatfield had 18.6 credited years of benefit service and a compensation level of $350,952 per year for purposes of calculating retirement benefits under the U.S. Retirement Plan Pension Plan Table above.

     For purposes of U. S. Bancorp's compensation plans, including the Supplemental Plans, and, with certain exceptions, employment agreements with its executive officers, a change in control includes (i) the acquisition (other than directly from U. S. Bancorp) by a person or group (other than U. S. Bancorp or any employee benefit plan or corporation controlled by U. S. Bancorp) of 20% or more of the combined voting power of U. S. Bancorp's voting securities, (ii) with certain exceptions, the existing directors' ceasing to constitute a majority of the Board of Directors, (iii) consummation of a reorganization, merger, or sale or other disposition of all or substantially all of the assets of U. S. Bancorp (a "Business Combination"), unless substantially all of the beneficial owners of U. S. Bancorp's voting securities immediately prior to such Business Combination beneficially own more than 50% of the outstanding common stock and combined voting power of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to such Business Combination, and certain other conditions are met, and (iv) approval by the shareholders of a complete liquidation or dissolution of U. S. Bancorp.

EXECUTIVE AGREEMENTS

     At March 1, 1997, U. S. Bancorp was a party to agreements (the "Employment Agreements") with 11 of its executive officers, including each of the named executive officers, other than Mr. Nelson, providing for severance compensation in the event of termination of employment following a change in control of U. S. Bancorp. Each Employment Agreement has a term ending February 20, 2000 (December 31, 2002 in the case of Mr. Sznewajs), subject to automatic extension annually thereafter. Also, if a change in control of U. S. Bancorp occurs during the term of the Employment Agreements, the term will be extended automatically for three additional calendar years beyond the year in which the change in control occurs. Pursuant to the Employment Agreements, each executive has agreed to remain as a
U. S. Bancorp employee throughout any tender or exchange offer for U. S. Bancorp's voting securities unless a change in control of U. S. Bancorp occurs or the executive's compensation is reduced.

     The Employment Agreements further provide that if, within three years following the occurrence of a change in control, an executive's employment with
U. S. Bancorp is terminated by U. S. Bancorp without cause or by the executive for good reason (as defined), the executive will be entitled to receive (i) his or her full base salary through the date of termination at the rate in effect on the date the change in control occurred, plus (ii) an amount equal to three times the sum of (x) his or her annual base salary at such rate plus (y) his or her highest annual bonus paid during the three calendar years ending prior to the year in which the change in control occurred. Special payment provisions apply in the event of the executive's death or disability.

     The Employment Agreements also provide for reimbursement of legal fees and expenses and reasonable amounts for outplacement services and for the continuation of health, disability and life insurance benefits for three years following termination of employment voluntarily for good reason or involuntarily without cause. The amounts payable under a Employment Agreement will be reduced to the extent that the executive receives payment under U. S. Bancorp's Severance Benefits Plan and to the extent that the executive receives salary continuation and incentive compensation benefits under another employment agreement. The Employment Agreements also provide for reimbursement for any excise tax imposed on benefits that constitute excess parachute payments plus any related federal, state and local income taxes.

     U. S. Bancorp has also entered into an agreement with Mr. Sznewajs providing for compensation in the event his employment with U. S. Bancorp is terminated under specified circumstances prior to the earlier of December 31, 2002, and the date, if any, on which he becomes chief executive officer of U. S. Bancorp. Upon termination of Mr. Sznewajs' employment by U. S. Bancorp during the term of the agreement (the "Term") without cause (as defined) or by Mr. Sznewajs with good reason (as defined), he will be entitled to his full base salary through termination, together with (i) an amount equal to three times the sum of (A) his annual base salary plus (B) his average annual incentive compensation paid or accrued during the last two fiscal years, and (ii) continued benefits under U. S. Bancorp's welfare benefit plans for three years following termination. If Mr. Sznewajs becomes disabled during the Term, he will continue to receive his salary and benefits until the earlier of the expiration of the Term and 180 days after he became disabled.

     West One Bancorp entered into an employment agreement with Mr. Nelson prior to its merger with U. S. Bancorp, which agreement has expired as of January 1, 1997 as a result of Mr. Nelson's retirement. The agreement provided that West One Bancorp and subsequently U. S. Bancorp would continue to employ Mr. Nelson at least until the earlier of January 15, 1999, or the date on which he became Chief Executive Officer of U. S. Bancorp. If Mr. Nelson's employment were terminated by U. S. Bancorp without cause or by him for good reason (as defined), Mr. Nelson would have been entitled to receive (i) his full base salary through the date of termination at the rate in effect on the date the termination occurred, plus (ii) a prorated portion of his highest incentive compensation during the three fiscal years prior to the merger (the "Recent Annual Bonus"), plus (iii) an amount equal to three times the sum of (x) his annual base salary at such rate plus (y) the Recent Annual Bonus, plus (iv) an amount equal to the actuarial equivalent of the total retirement benefit for three additional years of service. The agreement also provided for reimbursement of legal and accountant fees and expenses and reasonable amounts for outplacement services and for the continuation of health, disability, and life insurance benefits for three years following termination voluntarily with good reason or involuntarily without cause. The agreement provided for reimbursement of any excise tax imposed on benefits that constitute excess parachute payments plus any related federal, state, and local income taxes.

DIRECTORS' COMPENSATION

     Annual and Meeting Fees. Directors, other than officer-directors, receive an annual retainer of $25,000, as well as $1,200 for each Board meeting and $1,000 for each committee meeting attended. In addition, the chairs of the Audit Committee and the Compensation Committee receive an annual retainer of $5,000 and $3,500, respectively.

     Non-Employee Director Stock Options. U. S. Bancorp has also adopted a series of stock option plans for nonemployee directors (the "Director Plans") to encourage increased ownership of Common Stock by non-employee directors and to provide enhanced incentives for such directors to exert their best efforts on U.
S. Bancorp's behalf. The Board of Directors has also approved the 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan (the "Restated Plan") and submitted the Restated Plan to shareholders for approval. See "Proposal 3: Approval of 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan." If approved by shareholders, the Restated Plan will supersede the Director Plans, providing for additional choices for stock compensation of non-employee directors.

     The Director Plans currently provide for the grant of an Initial Option to purchase 4,000 shares of Common Stock when a person first becomes a non-employee director of U. S. Bancorp (or was serving as a non-employee director on October 18, 1990) and of an Annual Option to purchase 2,000 shares of Common Stock to each person who is re-elected to serve as a non-employee director as of each annual shareholders meeting. Initial Options and Annual Options are granted at an exercise price equal to fair market value of the Common Stock on the date of grant.

     Each non-employee director is permitted to elect to receive a grant of deferred compensation options in lieu of all or a portion of the retainer and meeting fees otherwise payable for service on the Board of Directors. The exercise price of a deferred compensation option is calculated so that the value of the option (that is, the excess of the total market value of the shares subject to the option over the aggregate exercise price) on the date of grant equals the amount of director's fees foregone.

     Pursuant to the foregoing provisions, in 1996, each of U. S. Bancorp's non-employee directors were granted an Annual Option to purchase 2,000 shares at an exercise price of $33.375 per share.

     Initial Options and Annual Options currently become exercisable as follows: none during the first year following the date of grant; up to 50% during the second year; up to 80% during the third year; and 100% thereafter. Deferred compensation options become fully exercisable six months after the date of grant. An option generally will become exercisable in full notwithstanding the above vesting schedules in the event of the director's death, disability or retirement from the Board of Directors or upon the occurrence of a change in control of U. S. Bancorp.

     Payment of the exercise price of all options granted under the Director Plans may be in cash, in shares of Common Stock already owned by the director, or in a combination of cash and shares. The term of each option shall be unlimited unless terminated earlier pursuant to the applicable Director Plan. If an appointee ceases to be a director, the term of his or her option will expire after five years in the case of retirement, after one year in the case of death or disability, and after three months upon ceasing to be a director for any other reason (except that no deferred compensation option will expire less than seven months after the date of grant).

     For a description of the provisions of the Director Plans as amended, if approved by the shareholders, see "Proposal 3: Approval of 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan."

     Health Insurance Reimbursement. A portion of the cost of premiums incurred by a non-employee director of U. S. Bancorp for health care insurance coverage of such director and his or her dependents will be subsidized or reimbursed by
U. S. Bancorp upon the director's request, provided that no portion of such premiums are subsidized by any other employer. Reimbursement is subject to the same conditions and limits as are applicable to active employees. Two nonemployee directors received health care subsidies and tax offsets during 1996.

                        REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

OBJECTIVES OF U. S. BANCORP'S COMPENSATION PROGRAM

     The Compensation Committee (the "Committee") of the U. S. Bancorp Board of Directors reviews and approves guiding principles for U. S. Bancorp's executive compensation program, as well as administering certain specific elements of the program. The Committee is composed of five outside directors. See "Board of Directors and Board Committees." Members of the Committee are not eligible to participate in any U. S. Bancorp compensation plans other than the Director Plans, a deferred compensation plan for non-employee directors, and health care benefits options.

     U. S. Bancorp has adopted, with the Committee's approval, a compensation program that includes a broad mix of salary, incentive compensation, and retirement and health and welfare benefits. It seeks to provide all its employees, including executives, with appropriate incentives for current performance as well as for achieving the long-term objectives of the corporation by tying compensation to the performance of U. S. Bancorp. It also seeks to align executive interests with those of the shareholders. To this end, annual cash bonuses and long-term awards are granted based on performance factors. Additionally, the Committee has strongly encouraged direct stock ownership at significant levels by executives. Through its compensation program, U. S. Bancorp also strives to attract and retain the individuals essential to a successful organization.

     U. S. Bancorp has taken steps to mitigate the negative impact of Section 162(m) of the Internal Revenue Code on executive compensation. Section 162(m) limits the deductibility of compensation paid to covered employees to $1,000,000 plus qualifying performance based compensation and other qualifying compensation. With the exception of Awards of restricted stock unit awards, elements of annual compensation and long term incentive compensation qualify for exemption from the limit because they are awarded pursuant to shareholder-approved, performance-driven plans.

     The following report describes generally U. S. Bancorp's compensation and employee benefit programs as they apply to executive officers, including Messrs. Sznewajs, Duim and Hatfield, and the actions of the Committee and the Board of Directors with respect to 1996 compensation paid to Gerry B. Cameron, U. S. Bancorp's chief executive officer during 1996.

EMPLOYEE BENEFITS

     Eligible U. S. Bancorp employees, including its executive officers, may participate in its health and welfare benefits program, which includes medical, dental, life, and disability insurance, and a cafeteria plan. Subject to eligibility requirements, U. S. Bancorp employees also participate in its Retirement Plan, a qualified defined benefit pension plan. They may also choose to participate in its Employee Investment Plan, a salary deferral plan qualified under Code Section 401(k). Under the U. S. Bancorp Supplemental Benefits Plan, executive officers and other key employees may be designated to receive certain additional benefits which are not provided by the Retirement Plan and Employee Investment Plan. Additionally, upon recommendation of the Committee, the Board of Directors has approved the submission of an employee stock purchase plan for shareholder approval. See "Proposal 4: Approval of 1997 Employee Stock Purchase Plan."

DECISIONS REGARDING CASH COMPENSATION

     Decisions regarding salary and cash incentive compensation to be paid to Mr. Cameron were made by the Board of Directors pursuant to the recommendations of the Committee. Decisions regarding cash compensation paid to executive officers (other than Mr. Cameron) who were members of the Executive Management Committee (a committee of eleven of U. S. Bancorp's top executive officers, including Messrs. Sznewajs, Duim, and Hatfield) were made by the Committee in November 1995 following review of recommendations by Mr. Cameron. The Executive Management Committee or individual Executive Management Committee members have been delegated authority to make decisions regarding cash compensation to be paid to other executive officers. Compensation to be paid to certain U. S. Bancorp executive officers who are also employees of one of U. S. Bancorp's subsidiaries is subject to approval by the respective boards of directors of such subsidiaries.

     Periodically, U. S. Bancorp engages outside consultants to survey and report on executive compensation paid by a group of S&P Major Regional Banks with total assets and net earnings at levels comparable to those of U. S. Bancorp to assist in its review and conclusions regarding executive compensation. The comparison group includes the bank holding companies in the S&P Major Regional Banks Index appearing under "Stock Performance Graph" below except for two companies for which data was not available.

     Approval of 1996 Salary Levels. In November 1995, the Committee reviewed market analyses of base salaries and total compensation paid by the comparison group referred to above. Following that review, the Committee recommended, and the Board of Directors approved, an increase in Mr. Cameron's salary level for 1996 to $800,000 from $700,000 in 1995. The 1996 salary level fell in between the 25th and 50th percentiles of bank holding companies in the market survey. In establishing Mr. Cameron's salary, the Committee considered the success of U. S. Bancorp's expense reduction program (known as "Focus 59%") and the merger of U.
S. Bancorp and West One Bancorp, the largest merger in U. S. Bancorp's history. Additional factors considered were the effect of salary compression at the top levels of U. S. Bancorp's management and U. S. Bancorp's ability both to compete for new executives and retain executives currently in U. S. Bancorp's employ. The Committee also reviewed U. S. Bancorp's average total shareholder return, return on assets, and return on common equity as compared to the S&P Major Regional Banks Index. Salary levels for 1996 for members of the Executive Management Committee were approved by the Board of Directors pursuant to recommendations by Mr. Cameron, as affirmed by the Committee, and were based on similar factors as those considered in establishing Mr. Cameron's salary.

     Annual Cash Incentive Compensation. The Executive Annual Incentive Plan (the "Executive Plan") covers members of the Executive Management Committee (including Mr. Cameron) and is administered by the Committee. The Management Annual Incentive Plan (the "Management Plan") covers selected management executives who are not Executive Management Committee members and is administered by the Executive Management Committee. The Executive Plan and the Management Plan are collectively referred to as the "Annual Plans."

     The Annual Plans are designed to reward participants for the achievement of objective, measurable performance goals established to support U. S. Bancorp's strategic plan. The Annual Plans contemplate the establishment each year of target awards, performance components and related success factors and relative weights, performance goals and additional modifier goals within each component, and performance percentages for each component. Performance components may relate to performance by U. S. Bancorp and its subsidiaries as a whole or by a principal operating group, business unit, support unit, or project shared by two or more operating groups or units. For each performance component, based on the level of achievement for the related success factors, a performance percentage is determined ranging from 0% for performance below a specified threshold level, to a minimum value of not less than 50% for performance equal to the threshold level, to 100% for performance equal to a specified target level, to a maximum value for 1996 not to exceed 200%.

     The corporate performance targets established for 1996 under the Annual Plans by the Board of Directors following the Committee's recommendation were based on budgeted performance criteria as follows: core operating expenses for the full year and fourth quarter, core operating income, and core earnings per share. In February 1997, the Committee determined that the level of attainment of the corporate performance targets corresponded to a 176.8% payout for target awards under the Annual Plans.

     The 1996 target award established under the Executive Plan for Mr. Cameron by the Board of Directors in November 1995 pursuant to the Committee's recommendation was set at 60% of his 1996 base salary. An actual award of 106% of base salary was approved in February 1997 in light of Mr. Cameron's contribution to the level of attainment of U. S. Bancorp's corporate performance targets.

     With respect to other Executive Management Committee members, the Committee established target awards under the Executive Plan in March 1996 ranging from 35% to 50% of their 1996 base salaries. In February 1997, the Committee approved, with Board concurrence, Mr. Cameron's determination of levels of achievement of the performance components assigned to other Executive Management Committee members pursuant to authority delegated to Mr. Cameron, resulting in awards for 1996 ranging from 57% to 100% of 1996 base salaries.

     Additional cash incentive awards are granted under the Performance Cash Award Plan. In March 1996, the Committee approved awards under the Performance Cash Award Plan to members of the Executive Management Committee. The performance cash awards provide long term incentive cash payouts to be calculated pursuant to a formula based on a comparison of U. S. Bancorp's net income growth and return on equity over three years with that of comparably capitalized S&P Major Regional Banks. The awards are intended to provide a cash opportunity portion for long term incentive compensation payable upon achievement of preset strategic objectives.

DECISIONS REGARDING STOCK-BASED INCENTIVE COMPENSATION

     In March 1996, Mr. Cameron presented recommendations to the Committee with respect to stock-based awards to members of the Executive Management Committee under the U. S. Bancorp 1993 Stock Incentive Plan. After consideration of Mr. Cameron's recommendations, the Committee granted awards to each executive comprised of a combination of incentive and nonqualified stock options. In February 1997, Mr. Cameron presented recommendations to the Committee for additional options to the members of the Executive Management Committee under the U. S. Bancorp 1993 Stock Incentive Plan, and upon consideration of these recommendations, the Committee granted awards of incentive and nonqualified stock options to each member.

     The award of stock options encourages executive retention and motivates top executives to create additional equity value for shareholders by tying compensation to stock value. The size of individual grants, including grants to Mr. Cameron, were based upon a comparison to similar grants by peer institutions reflected in the market survey referred to above and the anticipated effect of the awards on U. S. Bancorp's ability to retain current executives and attract new talent. See "Executive Compensation -- Stock-Based Compensation."

COMPENSATION COMMITTEE MEMBERS

        N. Stewart Rogers, Chairman
        Harry L. Bettis
        Robert L. Dryden
        John B. Fery
        Paul A. Redmond

                            STOCK PERFORMANCE GRAPH

           The following graph shows a comparison of cumulative total returns for the five-year period ended December 31, 1996, for the Common Stock, for the Standard & Poor's 500 composite stock index (the "S&P 500"), and for the S&P Major Regional Banks Index, in each case assuming investment of $100 at the close of business on the last trading day prior to January 1, 1992, and reinvestment of dividends.

        Measurement Period                                 BANKS (MAJOR
      (Fiscal Year Covered)             U S BANCORP        REGIONAL)-500       S&P 500 INDEX
Dec91                                              100                 100                 100
Dec92                                           121.73              127.34              107.62
Dec93                                           119.27              135.00              118.46
Dec94                                           112.11              127.78              120.03
Dec95                                           173.07              201.20              165.13
Dec96                                           238.49              274.92              203.05

                        TRANSACTIONS WITH U. S. BANCORP

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harry L. Bettis, Carolyn Silva Chambers, Franklin G. Drake, Robert L. Dryden, John B. Fery, Allen T. Noble, Paul A. Redmond, and N. Stewart Rogers were members of the Compensation Committee during 1996.

     During 1996, certain directors (including each member of the Compensation Committee) and executive officers of U. S. Bancorp, their associates, and members of their immediate families were customers of U. S. Bancorp and its subsidiary banks. It is expected that directors, executive officers, their associates, and members of their immediate families will continue to be customers of U. S. Bancorp and its subsidiary banks in the future. Generally, transactions between U. S. Bancorp or its subsidiary banks and executive officers and directors of U. S. Bancorp, their associates and family members are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to certain executive officers that were made on terms other than those summarized above are described below under "Other Transactions."

OTHER TRANSACTIONS

     In connection with the relocation in 1989 of executive officer Phyllis J. Campbell to Seattle, Washington, U. S. Bancorp made a real estate loan to finance her purchase of a residence. The loan was made on the same terms as loans made to other U. S. Bancorp employees except the interest rate per annum was fixed at 7-1/4% for

Ms. Campbell. Such interest rate would increase to 10-1/4% in the event of termination of her employment with U. S. Bancorp. The highest outstanding balance on Ms. Campbell's loan during 1996 and the balance at December 31, 1996, respectively, were $225,168 and $206,952.

     Eugene Bank Tower Associates Limited Partnership, a Washington limited partnership ("Eugene Tower Associates"), owns and leases the U.S. Bank Center in Eugene, Oregon. Ms. Chambers has an interest in a company which is a general partner in Eugene Tower Associates. U.S. Bank of Oregon made lease payments for space in the U.S. Bank Center totaling approximately of $830,000 during 1996.

     In connection with the Merger Agreement relating to the acquisition of Peoples Ban Corporation ("Peoples") in 1987, U. S. Bancorp entered into a shareholder agreement with certain holders of the common stock of Peoples pursuant to which such holders agreed to vote in favor of the merger of Peoples with a U. S. Bancorp subsidiary. Pursuant to this agreement, U. S. Bancorp has agreed to afford such holders (the holders of approximately 8.4 million shares of Common Stock listed as beneficially owned by Mr. Green under "Voting Securities and Principal Shareholders" above) certain registration rights with respect to such shares of Common Stock (as well as shares issued as a result of any change in capitalization) (the "Registrable Securities"). U. S. Bancorp is obligated, under certain circumstances and subject to specified terms and conditions, to use its best efforts to register for sale under the federal and state securities laws the Registrable Securities of such holders (and certain transferees). Such holders may make written requests of U. S. Bancorp, until December 22, 1997, to effect a registration for sale of at least 1,080,000 shares (as adjusted) of Registrable Securities. Holders of Registrable Securities are entitled to an aggregate of three such registrations. U. S. Bancorp has also agreed to permit such holders to include their Registrable Securities in certain other registrations of Common Stock; under certain circumstances, any such registration would be counted against the holders' three registration opportunities. All expenses of such registration, other than underwriters' discounts and commissions applicable to the holders' Registrable Securities and fees and disbursements of the holders' counsel, will be paid by
U. S. Bancorp. The agreement also contains certain indemnification provisions.

          PROPOSAL 2: AMENDMENT OF RESTATED ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED CAPITAL STOCK

     On February 20, 1997, the Board of Directors by unanimous vote of those present, adopted resolutions approving and submitting to a vote of the shareholders an amendment to Article III of U. S. Bancorp's Restated Articles of Incorporation ("Articles") to increase its authorized Common Stock from 250,000,000 to 400,000,000 shares. The relative rights and limitations of the Common Stock would remain unchanged under the amendment. The text of Article III as proposed to be amended is attached hereto as Appendix A.

     At February 7, 1997, there were 147,934,549 shares of Common Stock issued and outstanding; 6,000,000 shares of Preferred Stock have also been issued. In addition, approximately 11 million shares of Common Stock are reserved for issuance to U. S. Bancorp's stock option and divided reinvestment plans. Thus, only approximately 90 million authorized shares of Common Stock are currently available for other corporate purposes.

     The proposed increase in the authorized Common Stock is recommended by the Board of Directors to ensure the availability for the foreseeable future of an adequate supply of authorized unissued shares for stock dividends, stock options, reinvestment of dividends, and other corporate purposes, including financing the acquisition of banks, bank holding companies or other financial services businesses, without further shareholder approval. The shareholders last approved an increase in the authorized Common Stock in 1992 from 150,000,000 shares to 250,000,000 shares.

     Management reviews U. S. Bancorp's capital requirements on a continuing basis and, depending on market conditions and other factors, may recommend that the Board of Directors authorize the sale of additional shares of Common Stock or Preferred Stock in a public or private transaction. Also, management is regularly presented with, and actively explores, proposals for various acquisition opportunities. During 1996, for example, U. S. Bancorp issued approximately 10.2 million shares to acquire two bank holding companies. There are at present, however, no firm plans, arrangements, or understandings relating to the issuance of any of the additional shares of

Common Stock or Preferred Stock proposed to be authorized. Such shares would be available for issuance without further action by the shareholders, unless required by the Articles or Bylaws of U. S. Bancorp or by applicable law.

     The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of current shareholders. The Common Stock does not have preemptive rights.

     Under applicable Oregon law, the holders of the Common Stock would generally be entitled to vote upon any proposed amendment to the Articles or other corporate action, such as a merger, which would affect an exchange or reclassification of all or a portion of the Common Stock, increase or decrease the aggregate number of authorized shares of the class, or otherwise affect the preferences or relative rights of the Common Stock.

     The issuance of any of the shares of Common Stock proposed to be authorized, as well as currently authorized but unissued shares of such stock, may potentially have antitakeover effect. Any such issuance may make it more difficult to obtain shareholder approval of actions such as certain business combinations, removal of management, bylaw changes, or amendment or repeal of
Article IX of the Articles, which requires that, unless minimum price or other specified requirements are met, a business combination involving U. S. Bancorp and a related person (as defined) must be approved by holders of at least two-thirds of U. S. Bancorp's Common Stock excluding shares held by the related person and its affiliates. However, the increase in authorized shares of Common Stock has not been proposed for an antitakeover-related purpose and the Board of Directors and management have no knowledge of any current efforts to obtain control of U. S. Bancorp or to effect large accumulations of its Common Stock.

RECOMMENDATION BY THE BOARD OF DIRECTORS; VOTE REQUIRED

     The Board of Directors recommends that shareholders vote FOR the proposed amendment to U. S. Bancorp's Restated Articles of Incorporation to increase its authorized Common Stock. The proposed amendment will be adopted if the votes cast in favor of the action at the meeting exceed those cast opposing it, provided a quorum is present.

             PROPOSAL 3: APPROVAL OF THE 1997 AMENDED AND RESTATED
            NON-EMPLOYEE DIRECTOR STOCK INCENTIVE AND DEFERRAL PLAN

DESCRIPTION OF THE RESTATED PLAN

     On December 19, 1996, U. S. Bancorp's Board of Directors unanimously adopted, subject to shareholder approval, amendments to the U. S. Bancorp Non-Employee Director Stock Option Plans (the "Director Plans") and its Non-Employee Director Deferred Compensation Plan. The amendments combine these plans and restate them as the 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan (the "Restated Plan"). The Restated Plan combines the principal features of U. S. Bancorp's existing non-employee director plans and adds additional deferral options for fees earned by U. S. Bancorp's non-employee directors.

     Only members of the U. S. Bancorp Board of Directors who are not employees of U. S. Bancorp or any subsidiary (each, an "Eligible Director") may participate in the Restated Plan. The purposes of the Restated Plan are to attract and retain the services of experienced and knowledgeable non-employee directors and to provide an incentive for such directors to increase their proprietary interest in U. S. Bancorp's long-term success and progress.

     A copy of the Restated Plan is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the Restated Plan is a summary and does not purport to be fully descriptive. See Appendix B for more detailed information.

     Shares Subject to the Restated Plan. The Restated Plan authorizes the issuance of an additional 400,000 shares of Common Stock for stock option grants to, and option elections by, Eligible Directors. Of the 125,000 shares previously authorized under the Director Plans, approximately 40,000 shares currently remain available for issuance under the Restated Plan.

     Option Grants. Each Eligible Director, upon his or her first election to the U. S. Bancorp Board of Directors, will automatically receive a grant of an option to purchase 4,000 shares of Common Stock. In addition, each Eligible Director will automatically receive a grant of an option to purchase 2,000 shares of Common Stock immediately following his or her re-election at each annual meeting of shareholders thereafter for as long as he or she remains an Eligible Director. Such options will vest in full on the first anniversary of the date of grant. The term of such options will be unlimited, except that such options will expire (i) one year following termination on account of death or disability; (ii) five years following termination on account of retirement; or
(iii) three months following termination for any other reason. The option exercise price for such options is the fair market value of the shares at the time the option is granted. For purposes of the Restated Plan, "fair market value" is the low sale price of the Common Stock as reported by The Nasdaq Stock Market on the date of the grant. Options are nontransferable other than upon death or for estate planning purposes.

ELECTIONS WITH RESPECT TO DIRECTORS FEES.

     Under the Restated Plan, an Eligible Director may elect from among a variety of optional methods of payment in lieu of all or any part of the cash fees due to an Eligible Director for his or her services. The following optional methods are available under the Restated Plan:

          Receipt of Common Stock. The Restated Plan permits an Eligible Director to elect to receive shares of Common Stock equal in value (as of the payment date) to the foregone cash payment. The value of shares so received will be taxable income to the director.

          Receipt of Restricted Stock. An Eligible Director may elect to receive restricted shares of Common Stock equal in value (as of the payment date), without regard to the restrictions, to the foregone cash payment. Restricted shares will not vest until the earlier of (i) the 65th birthday of the director if he or she is not then a member of the Board, (ii) termination of service as a director after age 65, (iii) a director's 70th birthday, (iv) a change of control of U. S. Bancorp, or (v) a director's death or disability. Dividends on restricted shares are, at the election of the director, added to the restricted stock account. Restricted shares become taxable when the restrictions lapse.

          Receipt of Stock Units. An Eligible Director may elect to receive stock units equal in number to the number of shares of Common Stock that could be purchased with the foregone cash payment. Stock units become payable at a date selected by the director (which must be at least three years from the date the units were received), and are payable at the time either in cash or stock. Dividends on the stock equivalent of stock units are, at the election of the director, added to the stock unit account. Receipt of stock units is not a taxable event; stock or cash received in payment for the units is taxed when received.

          Receipt of Deferred Stock Options. The Restated Plan permits an Eligible Director to elect to receive a deferred stock option to purchase shares of Common Stock equal in number to the foregone cash payment divided by 60% of the fair market value of one share of Common Stock on the payment date. Accordingly, if the foregone directors fees are $1,200, and the value of one share of Common Stock on the payment date is $50, the director will receive a deferred stock option to purchase 40 shares. The exercise price for the deferred stock option will be 40% of the current fair market value of the Common Stock on the date of grant. A director is taxed at the time of exercise of a deferred stock option, on the spread between the option exercise price and the fair market value of the Common Stock at that time.

          Elective Deferral of Fees. An Eligible Director may elect to defer receipt of his or her director fees to a date or dates selected by the director. The deferred amounts will accrue interest based on a hypothetical investment selected by the director from among a list of investments approved by the Restated Plan Administrator (as defined below). Deferred fees are taxable when received.

          Directors may select from among the available options at any time up to December 31 for directors fees with respect to the following calendar year. For 1997 only, elections made by June 1, 1997 will be effective with respect to directors fees earned in July through December.

     Mandatory Payment of Fees in Stock. The Restated Plan permits the Board of Directors to require that all or part of the fees of Eligible Directors be paid in shares, restricted shares, stock units or deferred stock options.

     Administration. The Restated Plan will be administered by a committee appointed by the U. S. Bancorp Board of Directors (the "Restated Plan Administrator"). Subject to the terms of the Restated Plan, the Restated Plan Administrator has the power to construe the provisions of the Restated Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Restated Plan as it may deem desirable.

     Amendment and Termination. The Board of Directors may amend or terminate the Restated Plan at any time, provided that no amendment may be made without the approval of U. S. Bancorp's shareholders that would materially increase the number of shares that may be issued under the Restated Plan or materially modify its requirements for eligibility.

     Term of Restated Plan. The Restated Plan will continue in effect until it is terminated by action of the Board of Directors, but such termination will not affect the terms of any then-outstanding options or awards.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     The following discussion summarizes the material federal income tax consequences to U. S. Bancorp and the Eligible Directors of the grant and exercise of options granted under the Restated Plan, under the existing applicable provisions of the Code and the regulations thereunder.

     Under present law and regulations, no income will be recognized by an optionee upon the grant of an option. Upon the exercise of an option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the date of exercise (but not less than the option price), and their holding period will begin on the day after the exercise date.

     If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the date of exercise (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     In all the foregoing cases, U. S. Bancorp will be entitled to a deduction at the same time and in the same amount as the optionee recognizes ordinary income.

RECOMMENDATION BY THE BOARD OF DIRECTORS; VOTE REQUIRED

     The Board of Directors recommends that the shareholders vote FOR approval of the 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the 1997 annual meeting is required for approval.

           PROPOSAL 4: APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     On December 19, 1996, U. S. Bancorp's Board of Directors unanimously adopted, subject to shareholder approval, the U. S. Bancorp 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan will provide a means for eligible employees of U. S. Bancorp and its subsidiaries to purchase shares of Common Stock through payroll deductions. The Board believes that adoption of the Purchase Plan will promote the interests of U. S. Bancorp and its shareholders by assisting U. S. Bancorp in attracting, retaining and stimulating the performance of employees and by aligning employees' interests through their purchases of Common Stock with the interests of shareholders.

     A copy of the Purchase Plan is attached to this Proxy Statement as Appendix C and is incorporated herein by reference. The following description of the Purchase Plan is a summary and does not purport to be a complete description. See Appendix C for more detailed information.

DESCRIPTION OF THE PURCHASE PLAN

     Shares Subject to the Plan. An aggregate of up to 4,000,000 shares of Common Stock is authorized for issuance under the Purchase Plan, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the Purchase Plan.

     Eligibility. The Purchase Plan is an employee benefit program that enables qualified employees to purchase shares of Common Stock at a discount through payroll deductions without incurring broker commissions. To participate, an employee's customary employment must be for more than 20 hours per week but the "Plan Administrator" may decide to reduce the minimum number of hours necessary for participation. An employee is not eligible to continue participation in the Purchase Plan in the event his or her employment is voluntarily or involuntarily terminated, or if such employee owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of U. S. Bancorp or any related corporation. As of February 7, 1997, approximately 14,000 of U. S. Bancorp's employees would be eligible to participate in the Purchase Plan, including each of the named executive officers. Non-employee directors of U. S. Bancorp are not eligible to participate in the Purchase Plan.

     Stock Purchases. The Purchase Plan is divided into offering periods, the length of which will be as established by the Board of Directors or the Compensation Committee, subject to the limitations set forth in the Purchase Plan. During these offering periods, participating employees accumulate funds in an account used to buy Common Stock through payroll deductions at a rate of not less than 2% nor more than 10% of such participant's wages during each payroll period in each purchase period within an offering period. The length of the purchase period will be as established by the Board of Directors or the Compensation Committee and may be the same as the offering period, or may be shorter consecutive periods within the offering period. The Purchase Plan will initially be implemented with a coextensive offering and purchase period of one year.

     At the end of each purchase period, the market price is determined and the participating employees' accumulated funds are used to purchase the appropriate number of shares of Common Stock. No participant may purchase more than $25,000 fair market value of Common Stock for any calendar year under the Purchase Plan. The purchase price per share of Common Stock under the Purchase Plan will be as established by the Board of Directors or the Compensation Committee, but may not be less than the lower of 85% of the per share fair market value of the Common Stock on either the first day of the offering period or the last day of the purchase period. The Purchase Plan will initially be implemented with a purchase price equal to 85% of the lesser of the fair market value of the Common Stock on the first day of the offering period and the last day of the purchase period. The closing price of a share of Common Stock on February 7, 1997 was $45.75 as reported by The Nasdaq Stock Market.

     Administration. The Purchase Plan will be administered by U. S. Bancorp's Human Resources Group except for those items expressly reserved to the Board of Directors or the Compensation Committee under the Plan (the "Plan Administrator"). The Plan Administrator is authorized to administer and interpret the Purchase Plan and to make such rules and regulations as it deems necessary to administer the Purchase Plan, including reducing eligibility requirements for participating in an Offering, so long as such interpretation, administration or application with respect to purchases under the Purchase Plan corresponds to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     Amendment and Termination. The Board of Directors has the power to amend, suspend or terminate the Purchase Plan, provided that the Board may not amend the Purchase Plan without shareholder approval if such approval is required by
Section 423 of the Code. The Compensation Committee of the Board of Directors may also amend the Purchase Plan so long as such amendment does not require shareholder approval.

     Term of the Plan. The Purchase Plan will continue in effect until April 15, 2007, except that such termination shall have no effect on Offering Periods that started prior to April 16, 2007.

FEDERAL INCOME TAX CONSEQUENCES

     U. S. Bancorp intends that the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Section 423 allows an employer to grant options to its employees to purchase company stock at a stipulated price without having the employees realize taxable income at the time the option is granted or when exercised. The basis of the stock received on exercise of an option under the Purchase Plan is the exercise price paid for the stock. The Code imposes a holding period for favorable tax treatment upon disposition of Common Stock acquired under the Purchase Plan equal to the later of two years after the grant date or one year after the purchase date. When the Common Stock is sold after this holding period, the employee will realize ordinary income up to the amount of any discount (up to a maximum of 15%) from the fair market value of Common Stock as of the grant date. Any further gain is taxed at capital gain rates. If the stock is sold before the holding period expires, the employee will realize ordinary income to the extent of the difference between the price actually paid for the stock and the fair market value of the stock at the purchase date, regardless of the price at which the stock is sold. If the sale price is less than the fair market value of the stock on the purchase date, the employee will realize a capital loss equal to such difference.

     U. S. Bancorp may not take a deduction for the difference between the fair market value of the Common Stock and the purchase price paid for the Common Stock by the employee unless the employee disposes of the stock before the statutory holding periods expire.

RECOMMENDATION BY THE BOARD OF DIRECTORS; VOTE REQUIRED

     The Board recommends that the shareholders vote FOR approval of the adoption of the U. S. Bancorp 1997 Employee Stock Purchase Plan. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the 1997 annual meeting is required for approval.

                       PROPOSAL 5: SELECTION OF AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the current year. Deloitte & Touche LLP has examined the financial statements of U. S. Bancorp since January 1, 1969. It is expected that representatives of Deloitte & Touche LLP will be present at the shareholders meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

RECOMMENDATION BY THE BOARD OF DIRECTORS; VOTE REQUIRED

     Although the selection of auditors is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the selection and recommends that the shareholders vote FOR approval. If a majority of the shares of Common Stock represented at the annual meeting does not vote to approve the selection, the Board will reconsider the selection.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the 1998 proxy materials and consideration at the 1998 annual meeting must be received on or before November 13, 1997. Proposals should be sent to U. S. Bancorp, Attention:
Corporate Secretary Division, P.O. Box 2200, Portland, Oregon 97208-2200.

                                 OTHER BUSINESS

     While the accompanying Notice of Annual Meeting of Shareholders provides for transaction of such other business as may properly come before the meeting,
U. S. Bancorp has no knowledge of any matters to be presented at the meeting other than those listed as Items 1 through 5 in the Notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented. U. S. Bancorp's Bylaws permit business to be brought before the annual meeting by a shareholder of record, provided that the shareholder has given written notice to U. S. Bancorp of his or her intention to present such business at the meeting, including a brief description of such business, in the time and manner specified for shareholder director nominations discussed above under "Proposal 1: Election of Directors."

                                          By order of the Board of Directors

                                          DWIGHT V. BOARD
                                          Secretary

March 13, 1997

                                                                      APPENDIX A

                     PROPOSED AMENDMENT OF U. S. BANCORP'S

                       RESTATED ARTICLES OF INCORPORATION

     RESOLVED that Paragraph A of Article III of the Restated Articles of Incorporation of U. S. Bancorp, as heretofore amended, shall be amended to read in full as follows:

                                  ARTICLE III

     A. The aggregate number of shares which the Corporation shall have authority to issue is 450,000,000 which shall be divided into classes as follows:

                                 TITLE OF CLASS                           NO. OF SHARES
        ----------------------------------------------------------------  -------------
        Preferred Stock, without par value..............................      50,000,00
        Common Stock, par value $5 per share............................    400,000,000

                                                                      APPENDIX B

                                 U. S. BANCORP

                           1997 AMENDED AND RESTATED
            NON-EMPLOYEE DIRECTOR STOCK INCENTIVE AND DEFERRAL PLAN

                                   ARTICLE 1

                                    PURPOSE

     The purpose of this 1997 Amended and Restated Non-Employee Director Stock Incentive and Deferral Plan (the "Plan") is to advance the interests of U. S. Bancorp ("Bancorp") by encouraging members of Bancorp's Board of Directors (the "Board") who are not employees of Bancorp or any of its subsidiaries ("Non-Employee Directors") to acquire a proprietary interest in Bancorp, and provide them the opportunity to defer their compensation. It is anticipated that the Plan will assist Bancorp in attracting and retaining Non-Employee Directors.

                                   ARTICLE 2

                                  DEFINITIONS

     When used in the Plan, the following terms shall have the meaning specified below.

     "Acquiring Person" shall mean any person, or any one or more related persons, that constitute a "group" for purposes of Section 13(d) and Section 14(b) of the Exchange Act and Rule 13d-5 and Rule 14b-2 thereunder; provided, that the term Acquiring Person shall not include (i) Bancorp or any of its Subsidiaries, (ii) any employee benefit plan of Bancorp or any of its Subsidiaries, (iii) any entity holding voting capital stock of Bancorp for or pursuant to the terms of any such employee benefit plan, or (iv) any person or group solely because such person or group has voting power with respect to capital stock of Bancorp arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

     "Annual Meeting Date" shall mean the date of each Annual Meeting of Directors.

     "Annual Meeting of Directors" shall mean the meeting of the Board immediately following each annual meeting of Bancorp's shareholders.

     "Annual Option" shall mean a stock option granted under the Plan on an Annual Meeting Date pursuant to Section 4.2.

     "Change in Control" shall mean:

          (1) The acquisition by any Acquiring Person of beneficial of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph (1) the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Bancorp, (ii) any acquisition by Bancorp, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Bancorp or any corporation controlled by Bancorp, or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii), and (iii) of paragraph (3) of this definition of Change in Control; or

          (2) During any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a Director during the period whose election, or nomination for election, by Bancorp's shareholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Bancorp (a "Business Combination") in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Bancorp or all or substantially all of Bancorp's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities, (ii) no Person (excluding any employee benefit plan, or related trust, of Bancorp or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4) Approval by the shareholders of Bancorp of any plan or proposal for the liquidation or dissolution of Bancorp.

     "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Where the context so requires, any reference to a particular Code section shall be construed to refer to the successor provision to such Code section.

     "Commencement Date" shall mean the date on which a Non-Employee Director becomes a member of the Board.

     "Committee" shall mean the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

     "Deferral Accounts" shall mean the accounts established to hold Directors Fees deferred pursuant to Section 5.6.

     "Directors Fees" shall mean all fees payable to a Non-Employee Director for service as a member of the Board or of a Subsidiary Board, including Retainers and fees for attendance at meetings of the Board or of a Subsidiary Board or a committee of the Board or a Subsidiary Board, and shall also include any fees or awards paid to a Non-Employee Director for extraordinary service as a member of the Board. Directors Fees shall not include Initial Options or Annual Options.

     "Disability" shall mean permanent and total disability as defined in
Section 22(e)(3) of the Code. "Dividend Date" shall mean any date on which cash or stock dividends on Shares are payable.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, shall be construed to refer to the successor provisions to such section or rules.

     "Fair Market Value" shall mean the value of one of the Shares on a particular day, determined without regard to any restrictions, and shall equal:

          (1) The low sale price for Shares as reported for that day in The Wall Street Journal by the National Market System of the National Association of Securities Dealers Automated Quotation System (Nasdaq); or

          (2) If the low sale price is not reported in The Wall Street Journal for that day, the low sale price quoted by Nasdaq for that day.

     If no low sale price is reported in The Wall Street Journal or quoted by Nasdaq for that day, the low sale price for Shares as so reported or quoted for the immediately preceding day on which it was reported or quoted shall be used.

     "Grant Date" shall mean the date on which an option is granted.

     "Initial Option" shall mean a stock option granted pursuant to Section 4.1.

     "Option" shall mean an Annual Option, an Initial Option, or a Deferred Compensation Option.

     "Participant" shall mean a Non-Employee Director who has received a grant of an award or Option pursuant to the Plan. A person who ceases to be a Non-Employee Director shall remain a Participant so long as such person has the right to exercise any Option granted under the Plan or the right to receive any payment under the Plan.

     "Payment Date" shall mean January 5, April 5, July 5, and October 5 of each year: provided, that if any such day is a Saturday, Sunday or holiday, the Payment Date shall mean the next succeeding business day.

     "Plan Year" shall mean a calendar year.

     "Quarterly Fees" shall mean, for each calendar quarter, the total amount of Directors Fees, including any installment of annual fees, payable to a Non-Employee Director for that quarter.

     "Restricted Shares" shall mean Shares subject to such terms and conditions as the Committee deems appropriate, including without limitation restrictions on the sale, assignment, transfer or other disposition of the Restricted Shares.

     "Retainer" shall mean annual retainer fees payable to a Non-Employee Director for service as a member of the Board or a Subsidiary Board.

     "Retirement" shall mean a Participant's retirement from the Board by reason of attaining the maximum age for directors specified in the bylaws of Bancorp, and shall also include a Participant's departure from the Board as a result of the dissolution of Bancorp.

     "Shares" shall mean the $5.00 par value common stock of Bancorp.

     "Stock Unit" shall mean a Stock Unit granted under the Plan in connection with a Deferral Election by a Non-Employee Director pursuant to Section 5.4.

     "Subsidiary" shall mean a subsidiary corporation of Bancorp as defined in
Section 425(f) of the Code.

     "Subsidiary Board" shall mean the board of directors of a subsidiary of Bancorp.

     "Voting Securities" shall mean Bancorp's issued and outstanding securities ordinarily having the right to vote at elections for Bancorp's Board.

     Except when otherwise indicated by the context, any masculine or feminine terminology when used in the Plan shall also include the opposite gender; and the definition of any term herein in the singular shall also include the plural, and vice versa.

                                   ARTICLE 3

                                  ELIGIBILITY

     Each Non-Employee Director of Bancorp shall be eligible to participate in this Plan.

                                   ARTICLE 4

                       INITIAL OPTIONS AND ANNUAL OPTIONS

4.1  GRANT OF INITIAL OPTIONS

     Each person who became a Non-Employee Director on or after October 18, 1990 (and who had not been an employee of Bancorp or a Subsidiary at any time after October 18, 1989) has been granted an Initial Option to purchase 4,000 Shares. The Grant Date for each such Initial Option was October 18, 1990 or the date specified in such Option. Each person who first becomes a Non-Employee Director after the 1997 Annual Meeting Date (and who has not been an employee of Bancorp or a Subsidiary at any time within the one year preceding such person's Commencement Date) shall be granted an Initial Option to purchase 4,000 Shares effective the Commencement Date. The Grant Date for each such Initial Option is the Commencement Date.

4.2  GRANT OF ANNUAL OPTIONS

     Each person who was a Non-Employee Director at the 1993 Annual Meeting of Directors has been granted an Annual Option to purchase 2,000 Shares. Commencing with the 1994 Annual Meeting of Directors, each Non-Employee Director at the time of such meeting shall be granted, effective as of such Annual Meeting Date, an Annual Option to purchase 2,000 Shares. The Grant Date for each Annual Option is the respective Annual Meeting Date, except that for 1993 the Grant Date was June 17, 1993.

4.3  PRICE AND TIME OF EXERCISE OF INITIAL OPTIONS AND ANNUAL OPTIONS

     The exercise price per Share of each Initial Option and Annual Option shall be equal to the Fair Market Value of one Share as of the respective Grant Date. Effective April 1, 1997, each Initial Option and Annual Option (other than Initial Options or Annual Options that have terminated or the time of whose exercisability has been accelerated in accordance with the Plan) may be exercised at any time or times commencing on the first anniversary of the Grant Date thereof.

                                   ARTICLE 5

                     ELECTIONS IN RESPECT OF DIRECTORS FEES

5.1  ELECTIONS IN LIEU OF CASH PAYMENT OF DIRECTORS FEES

     Commencing on July 1, 1997, each Participant shall have the right to elect, with respect to all or a portion of Directors Fees otherwise payable in cash, from among the optional methods of payment provided in this Article 5. Elections shall be subject to the terms and conditions of Article 9 and the other provisions of this Plan.

     All elections made under the Plan prior to July 1, 1997, shall remain in full force and effect until amended or terminated as provided in Section 9.1.

5.2  ELECTION TO RECEIVE SHARES

     Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in a whole number of Shares equal in number to the quotient obtained by dividing the foregone cash payment by the Fair Market Value of one Share on the Payment Date. Such Shares shall be delivered to each such Participant as soon as practicable after the Payment Date. The value of any fractional Shares shall be paid to the Participant in cash.

5.3  ELECTION TO RECEIVE RESTRICTED SHARES

     Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in a whole number of Restricted Shares equal in number to the quotient obtained by dividing the foregone cash payment by the Fair Market Value of one Share on the Payment Date. Each Participant receiving Restricted Shares shall be issued a stock certificate in respect of such Shares, registered in the name of the Participant, and shall execute a stock power in blank with respect to the Restricted Shares evidenced by the certificate. The certificate evidencing such Restricted Shares and the stock power shall be held in custody by Bancorp until the restrictions on such Restricted Shares shall have lapsed.

     Restricted Shares may provide that a Participant shall vest in such Shares, on the occurrence of the earliest of the following events, subject to such other conditions as the Committee may be prescribe: (i) the 65th birthday of the Participant if at such time the Participant is no longer a Non-Employee Director, (ii) the date on which the Participant terminates service on the Board after attaining age 65, (iii) the 70th birthday of the Participant, (iv) a Change in Control, or the dissolution of Bancorp, or (v) the Participant's death or Disability.

     During the period prior to the lapse of the restrictions and conditions applicable to the Restricted Shares (the "Restriction Period"), a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of Restricted Shares. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period if the restrictions lapse in installments), the legend on the Restricted Shares (or such of them as to which the restrictions have lapsed, if the restrictions lapse in installments) will be removed and the Participant's stock power will be returned and the Shares (or such of the Shares as to which all restrictions have lapsed) will no longer be Restricted Shares. The Shares shall be delivered to the Participant as soon as practicable thereafter.

     A Participant shall have, with respect to Restricted Shares held under this Plan, all of the rights of a shareholder of Bancorp, including the right to vote the shares and the right to receive cash dividends.

     At the election of the Participant, the cash value of any fractional Restricted Shares and all cash dividends on Restricted Shares shall be accumulated on the books and records of Bancorp. From time to time but not less often than annually, as of a Dividend Date or Payment Date, the Committee shall determine whether the accumulated cash credited to a Participant's account, as of such Dividend Date or Payment Date, exceeds the Fair Market Value of one or more Shares. If so, the Committee shall issue additional whole shares of Restricted Stock to the Participant, equal in number to the accumulated cash divided by the Fair Market Value of one Share, which shall remain in the custody of Bancorp until the restrictions thereon shall have lapsed. The accumulated cash shall be reduced in proportion. The additional shares of Restricted Stock issued hereunder shall vest in the same manner as other Restricted Shares, and shall be subject to such other conditions as the Committee may prescribe.

     Stock dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued.

5.4  ELECTION TO RECEIVE STOCK UNITS

     Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in Stock Units, which shall be credited as of the Payment Date to a bookkeeping account (a "Stock Unit Account") maintained by Bancorp. The number of Stock Units credited to such account shall be equal to the amount of the foregone cash payment divided by the Fair Market Value of one Share on the Payment Date.

     The Deferral Election shall specify the date (the "Deferred Payment Date") on which the Non-Employee Director elects to receive payment for the Stock Units; provided, that the Deferred Payment Date with respect to any Deferral Election must be at least three years after the beginning of the calendar year during which the Stock Unit was credited to the Participant's Stock Unit Account. The Deferral Election shall also specify whether payment shall be in Shares or in cash.

     At the election of the Participant, the cash value of any fractional Stock Units and all cash dividends payable on such number of Shares as is equal to the number of Stock Units in the Participant's account shall be credited to such Participant's Stock Unit Account. From time to time but not less often than annually, as of a Dividend Date or Payment Date, the Committee shall determine whether the accumulated cash credited to a Participant's Stock Unit Account, as of such Dividend Date or Payment Date, exceeds the Fair Market Value of one or more Shares. If so, the Committee shall credit the Participant's Stock Unit Account with additional whole Stock Units equal to the accumulated cash divided by the Fair Market Value of one Share. The amount credited to cash shall be reduced in proportion. If stock dividends are issued with respect to Shares, the Committee shall proportionately increase the number of Stock Units in the Stock Unit Account.

5.5  ELECTION TO RECEIVE DEFERRED COMPENSATION OPTIONS

     Each Participant may elect to receive all or a portion of Directors Fees otherwise payable in cash in an option (a "Deferred Compensation Option") to purchase a number of Shares equal to the portion of the foregone cash payment divided by an amount equal to the difference between the Fair Market Value of one Share on such Payment Date and the exercise price determined under this
Section 5.5 (rounded up to the next number of whole Shares).

     The exercise price per Share of each Deferred Compensation Option shall be equal to the greater of (a) 40 percent of the Fair Market Value of a Share as of the respective Grant Date (which will be the Payment Date of the Directors Fees in lieu of which the Deferred Compensation Option was granted) or (b) $5 per Share. The Committee may establish a different exercise price at its discretion.

     Unless a Deferred Compensation Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, no Deferred Compensation Option shall be exercisable during the six months beginning on its Grant Date and shall thereafter be fully exercisable as provided in Article 7.

5.6  ELECTION TO DEFER RECEIPT OF CASH PAYMENT

     A Participant may elect to defer receipt of all or any portion of Directors Fees otherwise payable in cash. Amounts deferred by a Participant under this
Section 5.6 ("Deferred Amounts") shall be credited to a Deferral Account established and maintained for such Participant on the books of Bancorp.

     Deferral Accounts heretofore established under the terms of Deferred Compensation Plan for Non-Employee Directors of Bancorp have been credited with interest at the rate in effect under the terms of such plan. Any remaining balance of Deferral Accounts being paid out to Participants in installments shall continue to be credited with interest hereunder, until paid in full.

     Commencing January 1, 1990, and until changed by the Committee, the rate of interest per annum shall equal the average annual interest rate on five-year Treasury Notes for the month of November in the immediately prior calendar year, as published in the Federal Reserve Statistical Release G.13 (or a corresponding or successor publication as determined by the Committee) plus 75 basis points.

     Effective January 1, 1996, Deferral Accounts (other than Deferral Accounts that on such date were being paid to Participants in installments) shall be credited with an amount (the "Growth Factor") from the date credited until the date of final payment of the balance of the Deferral Account. The Growth Factor for any period will equal the growth in value which the Deferred Amounts would have realized during such period, if invested in the Hypothetical Investment or Hypothetical Investments specified for that period by the Participant.

     For purposes of measuring the Growth Factor, a Participant may select one or a combination of Hypothetical Investments authorized from time to time by, or at the direction of, the Committee. Such selection, and any changes in selection, shall be made by the Participant on a form approved by the Committee, and shall be subject to approval by the Committee in its discretion. Changes in a Participant's selection of Hypothetical Investments shall become effective as of the first day of the calendar quarter following receipt by the Committee of the notice of change. A Participant's selection of Hypothetical Investments shall be effective for all amounts credited to the Participant's Deferral Account, including previously Deferred Amounts and the Growth Factor accrued thereon.

     Hypothetical Investments are solely bookkeeping entries, and Bancorp shall have no obligation to make actual investments corresponding to Hypothetical Investments.

                                   ARTICLE 6

                 MANDATORY PAYMENT OF RETAINER IN SHARES, SHARE
                     UNITS OR DEFERRED COMPENSATION OPTIONS

     Commencing on July 1, 1997, the Board may require that all Non-Employee Directors be paid all or a portion of their Director Fees in Shares, Restricted Shares, Share Units or Deferred Compensation Options. Any Shares, Restricted Shares, Stock Units or Deferred Compensation Options acquired pursuant to any such requirement shall be subject to all of the terms and conditions of this Plan applicable thereto.

                                   ARTICLE 7

                    GENERAL TERMS AND CONDITIONS OF OPTIONS

7.1  TYPE OF OPTION; TERM

     Options granted under the Plan shall be nonqualified options which are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Options granted under Article 4 of the Plan will supplement other compensation for Non-Employee Directors. The term of each Initial Option, each Annual Option and each Deferred Compensation Option shall be unlimited unless terminated earlier in accordance with the Plan.

7.2  CONTINUATION AS DIRECTOR

     If a Participant ceases to be a member of the Board for any reason, the right to exercise each Initial Option, Annual Option and Deferred Compensation Option shall expire at the end of the following periods:

                                AFTER TERMINATION
                                  ON ACCOUNT OF:                   PERIOD
                                ------------------                --------
                    death.....................................    1 year
                    Retirement................................    5 years
                    Disability................................    1 year
                    any other reason..........................    3 months

7.3  ACCELERATION OF EXERCISABILITY

     Notwithstanding the schedule provided in Section 4.3 for Initial and Annual Options and in Section 5.5 for Deferred Compensation Options, each Initial Option, Annual Option and Deferred Compensation Option shall become fully exercisable upon the occurrence of either:

          (a) The Participant's death or withdrawal from the Board by reason of Disability or Retirement; or

          (b) A Change in Control or the dissolution of Bancorp.

7.4  ASSIGNABILITY

     Each Option shall be nontransferable other than by will or by the laws of descent and distribution and shall be exercisable, during the life of a Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative, or by a permitted transferee as set forth below. Notwithstanding the foregoing, each Option may be transferred, without payment of consideration, to (i) a spouse or other immediate family member or (ii) any trust, partnership or other entity in which the Participant or the Participant's spouse or other immediate family member has a substantial beneficial interest; provided, however, that any Option so transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

7.5  OPTION AGREEMENT

     Each Option shall be evidenced by an Option Agreement in a form approved by the Committee.

7.6  METHOD OF EXERCISE; PAYMENT

     Each Option may be exercised by delivery of written notice to Bancorp stating the number of Shares, form of payment, and proposed date of closing.

     The purchase price for the Shares purchased upon exercise of an Option shall be paid in full at or before closing by one or a combination of the following:

          (a) Payment in cash; or

          (b) Tendering (either actually or, if and so long as the Shares are registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Shares already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price.

7.7  PREVIOUSLY ACQUIRED SHARES

     Delivery of previously acquired Shares in full or partial payment for the exercise of an Option shall be subject to the following conditions:

          (a) The Shares tendered shall be in good delivery form;

          (b) The Fair Market Value of the Shares tendered, together with the amount of cash, if any, tendered shall equal or exceed the exercise price of the Option;

          (c) Any Shares remaining after satisfying the payment for the Option shall be reissued in the same manner as the Shares tendered; and

          (d) No fractional Shares will be issued and cash will not be paid to the Optionee for any fractional Share value not used to satisfy the Option purchase price.

7.8  OTHER DOCUMENTS

     The Participant shall furnish the Committee before closing such other documents or representations as the Committee may require to assure compliance with applicable laws and regulations.

                                   ARTICLE 8

                           SHARES SUBJECT TO THE PLAN

     The stock authorized to be issued under this Plan shall be Shares, which may either be authorized and unissued Shares or reacquired Shares. The total number of Shares which may be issued pursuant to this 1997 Amendment and Restatement shall not exceed five hundred and twenty-five thousand (525,000) Shares, or such greater number of Shares as is determined pursuant to an adjustment under this Article 8. In the event any outstanding Options granted under the Plan are canceled or expire for any reason, the Shares covered by such Options shall again become available for issuance under the Plan.

     In the event of a recapitalization, stock split, reverse stock split, stock dividend, combination or exchange of Shares, merger, consolidation, reorganization or liquidation, or any other change in the corporate structure or Shares of Bancorp, the Board may make such proportionate adjustments in the number and kind of shares for which Options may be granted under the Plan and, with respect to outstanding Options granted under the Plan, in the number and kind of shares covered thereby and in the exercise price, as the Board in its sole discretion may deem appropriate to give effect to such change in capitalization.

                                   ARTICLE 9

                   GENERAL TERMS AND CONDITIONS OF ELECTIONS

9.1  ELECTIONS; AMENDMENTS; TERMINATIONS

     An election under Article 5 shall be made by filing an election with the Committee on a form provided by the Committee. An election filed before December 31 is effective with respect to Directors Fees earned during the next succeeding calendar year and subsequent calendar years, until the election is amended or terminated. A person becoming a Non-Employee Director during a year may file an election to participate within 30 days after becoming a Non-Employee Director, and such election shall be effective with respect to Directors Fees earned during the remainder of the calendar year and in subsequent calendar years until the election is amended or terminated.

     Elections (and amendments to existing elections) received by the Committee on or prior to June 1, 1997, shall be effective as to Directors Fees payable with respect to services as a Non-Employee Director after July 1, 1997.

     An election may be amended by filing a notice of amendment with the Committee on a form provided by the Committee. An amendment is effective with respect to Directors Fees earned during the next succeeding calendar year and subsequent calendar years, until the amendment is further amended or the election to participate is terminated.

     An election may be terminated by filing a notice of termination with the Committee on a form provided by the Committee. A notice of termination is effective with respect to Directors Fees earned during the next succeeding calendar year and subsequent calendar years. Directors Fees with respect to which an election, or an amended election, has been in effect prior to the effective date of the termination will continue to be held subject to the provisions of this Plan and the terms of such election or amended election.

     A Non-Employee Director, having terminated an election under this Plan, may elect to resume participation by making an election pursuant to the first paragraph of this Section 9.1.

9.2  UNFUNDED PLAN

     All amounts and accounts held by Bancorp under the Plan are unfunded obligations of Bancorp. The rights of a Participant with respect to any such amounts and accounts are no greater than the rights of any unsecured general creditor of Bancorp. Notwithstanding the foregoing, Bancorp may deposit funds from time to time in the U. S. Bancorp Deferred Compensation Trust for the purpose of paying benefits hereunder from the assets thereof.

9.3  NONASSIGNABILITY

     Except as provided in Section 7.4, a Participant's rights under this Plan, including without limitation the right to receive any distribution from Bancorp hereunder, may not be anticipated, assigned, pledged or in any other manner assigned, and shall not be subject to levy, attachment, garnishment or other process by or on behalf of any creditor of the Participant.

9.4  PAYMENT

     (a) A Participant, at the time of electing to participate in deferrals under Section 5.6, may elect the method of payment of the Deferral Account. Elections shall be filed with the Committee on a form approved by the Committee. If a Participant fails to file an election with the Committee, the Deferral Account will be paid as provided in clause (b)(i) of this Section 9.4.

     (b) A Participant may elect one of the following methods of payment:

          (i) A lump sum payment in cash to be made within 30 days following the end of the calendar year during which the Participant ceases to be a Non-Employee Director (the "Final Year"), or

          (ii) Payment in up to ten annual installments, with the first installment to be made within 30 days following the end of the Final Year. The first installment shall equal the product of the balance of the Participant's Deferral Account as of the end of the Final Year multiplied by a fraction in which the numerator equals one and the denominator equals the number of installment payments elected by the Participant. The second and any subsequent installments shall equal the product of the balance of the Participant's Deferral Account as of the end of the prior year multiplied by a fraction in which the numerator equals one and the denominator equals the remaining number of installment payments. The final installment shall equal the remaining balance of the Deferral Account. The Deferral Account will continue to be credited with Growth Factor earnings during the payout period, and the Participant may make or modify selections of Hypothetical Investments during such period.

     (c) An election of the method of payment filed on or before December 31 is effective for Directors Fees deferred under Section 5.6 during the succeeding calendar year and subsequent calendar years until the election is amended. A person becoming a Non-Employee Director during a year may file an election of method of payment within 30 days after becoming a Non-Employee Director, and such election shall be effective for Directors Fees deferred under Section 5.6 during the remainder of the calendar year and in subsequent calendar years until the election is amended.

     (d) An election of the method of payment may be amended by filing a notice of amendment with the Committee on a form approved by the Committee. A notice of amendment filed on or before December 31 is effective with respect to Directors Fees deferred during the succeeding calendar year and subsequent calendar years until the election is further amended.

9.5  ACCELERATION OF PAYMENT

     If a Participant ceases to be a Non-Employee Director, and becomes a proprietor, officer, director, partner, or employee of, or is otherwise associated with, any business that is in competition with Bancorp or any of its affiliates, the Participant's entire Deferral Account and the Fair Market Value of any Stock Units held under the Plan shall be immediately paid to the Participant in cash.

9.6  DEATH BENEFIT

     Upon the death of a Participant, the unpaid balance of the Participant's Deferral Account and (based upon the Participant's Deferral Election under
Section 5.4) either the cash value of, or the number of Shares that is equal to, the Fair Market Value as of the date of death of any Stock Units in the Participant's account shall be paid or delivered to the beneficiary or beneficiaries selected by the Participant in writing, on a form approved by the Committee. If no beneficiary has been selected, amounts due hereundershall be paid to the Participant's surviving spouse, if any, or if there is no surviving spouse, to the Participant's estate.

                                   ARTICLE 10

                                 ADMINISTRATION

10.1  GENERAL

     The Plan shall be administered by the Committee, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any award or Options granted hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award or Options under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of Bancorp, and may retain advisors to advise it. No

Non-Employee Director shall participate in the decision of any question relating to an award granted under the Plan exclusively to that Non-Employee Director.

10.2  RULES AND INTERPRETATION

     The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding on all parties.

10.3  RECORDS

     The Committee shall have overall responsibility for keeping records and providing necessary communications to Participants. The records of the Committee with respect to the Plan shall be conclusive and binding on all Participants and all persons or entities claiming through or under them.

10.4  EXPENSES

     The cost of making awards and settling Initial Options and Annual Options pursuant to this Plan, and the expenses of administering the Plan, shall be borne by Bancorp.

                                   ARTICLE 11

                                 MISCELLANEOUS

11.1  CONDITION PRECEDENT

     The adoption of the Plan, and the grant of Options under the Plan, was conditioned upon the approval of the Plan by an affirmative vote of the holders of a majority of the voting stock of Bancorp present or represented and entitled to vote thereon at the 1991 annual meeting of Bancorp shareholders. The Second Amendment and Restatement, and the grant of Annual Options under the Plan, was conditioned upon similar approval by Bancorp shareholders at the 1994 Annual Meeting. The 1997 Amendment and Restatement, and the grant of Options under the Plan, are conditioned upon similar approval by Bancorp shareholders at the 1997 Annual Meeting.

11.2  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may terminate or amend the Plan at any time, provided, that (except to the extent that the Participants shall have given their written consent thereto) no such termination or amendment shall affect any outstanding Options previously granted under the Plan or the accrued rights of any Participant under the Plan with respect to elections previously made by such Participant under Article 5. The Board may not, without approval of the shareholders of Bancorp:

          (a) Materially increase the number of Shares which may be issued under the Plan (other than by means of an adjustment described in Article 8); or

          (b) Materially modify the requirements as to eligibility for participation in the Plan.

     Notwithstanding the foregoing, if required to qualify the Plan as a formula plan for purposes of Rule 16b-3 under Section 16 of the Exchange Act, the Plan shall not be amended more than once every six months to change the amount, price, timing or exercisability of the awards other than amendments to comport with changes in the Code or the rules and regulations promulgated thereunder.

11.3  BOARD MEMBERSHIP

     Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any Participant any right to continue as a director of Bancorp or interfere in any way with the right of the shareholders of Bancorp to remove a director from the Board at any time.

11.4  TAX REIMBURSEMENT

     Bancorp shall have the right, in connection with the exercise of an Option or any payment under the Plan, to require the Participant to pay to Bancorp an amount sufficient to provide for any withholding tax liability, including any liability for self-employment and social security taxes, imposed with respect to such exercise or payment.

11.5  SECURITIES LAWS

     Bancorp shall not be required to distribute any Shares pursuant to an award until it shall have taken any action required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities laws.

11.6  APPLICABLE LAW

     To the extent that federal laws (such as the Code and the federal securities laws) do not control, the Plan shall be governed and construed in all respects in accordance with Oregon law.

     Bancorp adopted the U. S. Bancorp 1990 Non-Employee Director Stock Option Plan (the "1990 Plan") effective October 18, 1990. The 1990 Plan was amended and restated effective February 21, 1991; a First Amendment to the 1990 Plan, as restated, was adopted effective September 1, 1991; and a Second Amendment was adopted effective April 12, 1993. The 1990 Plan was further amended and restated in the form of the Second Amendment and Restatement effective June 17, 1993. The 1990 Plan is further amended and restated in the form of this 1997 Amendment and Restatement effective July 1, 1997 and is redesignated the "U. S. Bancorp Non-Employee Director Stock Incentive and Deferral Plan."

     This 1997 Amendment and Restatement was executed and approved on behalf of Bancorp as of February 20, 1997, subject to Section 11.1 hereof.

                                                                      APPENDIX C

                                 U. S. BANCORP

                       1997 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE

     The purposes of the U. S. Bancorp 1997 Employee Stock Purchase Plan (the "Plan") are to (a) assist qualified employees of U. S. Bancorp, an Oregon corporation (the "Company"), and of its subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) help qualified employees provide for their future security and encourage them to remain in the employ of the Company and its subsidiary corporations. Only employees of the Company and of its subsidiaries are eligible to participate in the Plan, and participation is voluntary.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below.

     "BOARD" means the Board of Directors of the Company.

     "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to be closed in Portland, Oregon.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMITTEE"means the Company's Compensation Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

     "COMPANY" means U. S. Bancorp, an Oregon corporation.

     "ELIGIBLE COMPENSATION" means an Eligible Employee's "wages" as defined in Code Section 3401(a) and all other payments of compensation to the Eligible Employee by the Company (in the course of the Company's trade or business) for which the Company is required to furnish the Eligible Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Eligible Compensation shall include any elective deferrals within the meaning of Code Section 402(g)(3) to the U. S. Bancorp Employee Investment Plan and any salary reduction contributions to the U. S. Bancorp U-Select Plan or any other cafeteria plan described in Code Section 125. Eligible Compensation shall not include reimbursements and other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, amounts realized from the exercise of a non-qualified stock option, or when restricted stock held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, amounts realized from the sale, exchange or other disposition of stock acquired under an incentive stock option, incentive pay which relates to a period of more than one year (including, but not limited to, amounts paid under the U. S. Bancorp Performance Cash Plan or the U. S. Bancorp 1993 Stock Incentive Plan and any non-cash compensation.

     "ELIGIBLE EMPLOYEE" means any employee of the Company (or any Parent Corporation or Subsidiary Corporation who is in the employ of the Company (or any Parent Corporation or Subsidiary) on one or more Offering Dates and who meets the following criteria:

          (a) the employee does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation of the Company; and

          (b) the employee's customary employment is for more than 20 hours per week; provided, however, that the Plan Administrator, in its sole discretion, may reduce this minimum hourly requirement.

     "OFFERING" has the meaning set forth in Section 5.1.

     "OFFERING DATE" means the first day of an Offering.

     "OFFERING PERIOD" has the meaning set forth in Section 5.1.

     "OPTION" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock. "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "PARTICIPANT" means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Offering or whose participation in the Offering is not terminated.

     "PLAN" means the U. S. Bancorp 1997 Employee Stock Purchase Plan.

     "PLAN ADMINISTRATOR" has the meaning set forth in Section 3.1.

     "PURCHASE DATE"means the last day of each Purchase Period.

     "PURCHASE PERIOD"has the meaning set forth in Section 5.2.

     "PURCHASE PRICE" has the meaning set forth in Section 8.

     "STOCK" means the common stock, $5.00 par value per share, of the Company.

     "SUBSCRIPTION DATE" has the meaning set forth in Section 6.1.

     "SUBSIDIARY CORPORATION" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  ADMINISTRATION

     3.1  PLAN ADMINISTRATOR

     The Plan shall be administered by the Company's Human Resources Group or any other Company group or executive officer designated by the Board or the Committee, except for those items expressly reserved to the Board or the Committee under the Plan. Any decisions made by the Board, the Committee or the Plan Administrator shall be applicable equally to all Eligible Employees.

     3.2  ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Subject to the provisions of the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of the Code. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4.  STOCK SUBJECT TO PLAN

     Subject to adjustment from time to time as provided in Section 19, a maximum of 4,000,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5.  OFFERING DATES

     5.1  OFFERING PERIODS

     The Plan shall be implemented by a series of Offerings (each, an "Offering"). Offerings shall commence on such dates as are established by the Plan Administrator. Each Offering Period shall be for a one-year period. Notwithstanding the foregoing, the Board or the Committee may establish (a) a different term for one or more Offerings and (b) different commencing and ending dates for such Offerings; provided, however, that an Offering Period (the "Offering Period") may not exceed five years; and provided further that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months. Unless the Plan Administrator decides otherwise in its sole discretion, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Unless the Plan Administrator otherwise decides in its sole discretion, Eligible Employees may not participate in more than one Offering at a time. In the event the first or the last day of an Offering Period is not a regular Business Day, then the first day of the Offering Period shall be deemed to be the next regular Business Day and the last day of the Offering Period shall be deemed to be the last preceding regular Business Day.

     5.2  PURCHASE PERIODS

     Each Offering Period shall consist of one or more consecutive Purchase Periods (each, a "Purchase Period"). Except as otherwise set forth below, Purchase Periods shall be coterminous with the Offering Period. Notwithstanding the foregoing, the Board or the Committee may establish (a) different terms for one or more Purchase Periods within an Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Period. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular Business Day, then the first day of the Purchase Period shall be deemed to be the next regular Business Day and the last day of the Purchase Period shall be deemed to be the last preceding regular Business Day.

SECTION 6.  PARTICIPATION IN THE PLAN

     6.1  INITIAL PARTICIPATION

     An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and providing to the Plan Administrator a subscription in the form and manner prescribed by the Plan Administrator by the date established by the Plan Administrator (the "Subscription Date"):

          (a) indicating the Eligible Employee's election to participate in the Plan;

          (b) authorizing payroll deductions and stating the amount to be deducted from the Participant's pay; and

          (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

     An Eligible Employee who does not provide such a subscription to the Plan Administrator on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period, unless such Eligible Employee subsequently enrolls in the Plan by providing such a subscription to the Plan Administrator by the Subscription Date for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Subscription Date as deemed advisable by the Plan Administrator in its sole discretion for the proper administration of the Plan.

     6.2  CONTINUED PARTICIPATION

     Unless provided otherwise by the Plan Administrator, a Participant shall participate in the next Offering Period only if the Participant provides a subscription to the Plan Administrator as provided in Section 6.1 by the Subscription Date for such next Offering Period. Similarly, if a Participant withdraws from an Offering pursuant to Section 11.1, the Participant is required to provide a subscription for the next subsequent Offering in order to continue participation in the Plan.

SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

     7.1  $25,000 LIMITATION

     No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

     7.2  PRO RATA ALLOCATION

     In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan only to the extent permitted by the Board or the Committee.

SECTION 8.  PURCHASE PRICE

     The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any future Offering, which shall not be less than 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the low per share trading prices for the Stock as reported for such day by the Nasdaq National Market in The Wall Street Journal or in such other source as the Plan Administrator deems reliable. If no sales of the Stock were made on the Nasdaq National Market on the transaction date, fair market value shall mean the low per share trading price for the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market.

SECTION 9.  PAYMENT OF PURCHASE PRICE

     9.1  GENERAL RULES

     Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation unless the Plan Administrator in its sole discretion establishes other methods for payment of the Purchase Price and except as provided in Section 9.11 for leaves of absence. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's subscription.

     9.2  PERCENT WITHHELD

     The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least 2% of the Participant's Eligible Compensation for such pay period, but shall not exceed 10% of the

Participant's Eligible Compensation for such pay period. Amounts shall be withheld only in whole percentages or increments of $10.

     9.3  CHANGE NOTICES

     During an Offering Period a Participant may elect to increase or decrease the amount withheld from his or her compensation by providing an amended subscription to the Plan Administrator. The change in rate shall be effective as of the date established for an Offering Period by the Plan Administrator.

     9.4  PAYROLL DEDUCTIONS

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

     9.5  PARTICIPANT ACCOUNTS

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account, but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose. No interest shall be paid on payroll deductions received or held by the Company.

     9.6  ACQUISITION OF STOCK

     On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that in no event shall the number of shares of Stock purchased by the Participant exceed the number of shares of Stock subject to the Participant's Option. Fractional shares may be issued under the Plan unless determined otherwise by the Board or the Committee.

     9.7  EXCESS CASH BALANCES

     Any cash balance remaining in the Participant's account under the Plan after a purchase of Stock at the end of a Purchase Period which is an amount less than the amount necessary to purchase a whole share of Stock (if the Board or the Committee has determined that fractional shares may not be issued), shall be maintained in the Participant's account and carried over to the next Purchase Period or Offering Period if the Participant continues to participate in the Plan. If the Participant does not continue to participate, such amounts shall be refunded to the Participant as soon as practicable after the Purchase Date without the payment of any interest.

     9.8  WITHHOLDING OBLIGATIONS

     At the time the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

     9.9  TERMINATION OF PARTICIPATION

     No Stock shall be purchased on behalf of a Participant under the Plan if his or her participation in the Offering or the Plan has terminated prior to such Purchase Date.

     9.10  PROCEDURAL MATTERS

     The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Plan Administrator in its, his or her sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.11  LEAVES OF ABSENCE

     During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.  STOCK PURCHASED UNDER THE PLAN

     Each Participant agrees by entering the Plan, promptly to give the Company notice of any Stock acquired in an Offering that is disposed of within the later of (a) two years after the Offering Date of such Offering and (b) one year after the Purchase Date for such Stock, showing the number of such shares disposed of and the Offering Date and Purchase Date for such Stock.

SECTION 11.  VOLUNTARY WITHDRAWAL

     11.1  WITHDRAWAL FROM AN OFFERING

     A Participant may withdraw from an Offering by providing to the Plan Administrator a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Such withdrawal must be elected within the time period established for an Offering Period by the Plan Administrator. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. A Participant is prohibited from again participating in the same Offering at any time upon withdrawal from such Offering. The Participant may participate in subsequent Offerings under the Plan by again satisfying the requirements for participation in an Offering. For future Offering Periods, the Plan Administrator may change the notice period for withdrawal as deemed advisable by the Plan Administrator in its sole discretion for proper administration of the Plan.

     11.2  WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan by providing a notice of withdrawal in the form and manner required by the Plan Administrator for such purpose. Such notice must be provided to the Plan Administrator within the time period established for an Offering Period by the Plan Administrator. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements for participation in an Offering.

     11.3  RETURN OF PAYROLL DEDUCTIONS

     Upon withdrawal from an Offering pursuant to Section 11.1 or from the Plan pursuant to Section 11.2, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12.  TERMINATION OF EMPLOYMENT

     Termination of a Participant's employment with the Company for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant's participation in the Plan. Unless the Plan Administrator decides otherwise in its sole discretion any accumulated payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.  RESTRICTIONS UPON ASSIGNMENT

     An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option or of any rights under his or her Option.

SECTION 14.  NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

SECTION 15.  AMENDMENT OF THE PLAN

     The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16.  TERMINATION OF THE PLAN

     The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Offering Periods shall be commenced after, April 15, 2007, except that such termination shall have no effect on Offering Periods that started prior to April 16, 2007. No Options shall be granted during any period of suspension of the Plan.

SECTION 17.  NO RIGHTS AS AN EMPLOYEE

     Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation or Subsidiary Corporation or to affect the right of the Company and the Parent Corporations and Subsidiary Corporations to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause or notice.

SECTION 18.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation or Subsidiary Corporation. Nothing in the Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to
(a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.  ADJUSTMENTS

     19.1  ADJUSTMENTS OF SHARES

     Subject to any required action by the shareholders of the Company, the number of shares of Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Stock which have been authorized for issuance under the Plan but have not yet been placed under Option (collectively, the "Reserves"), as well as the price per share of Stock covered by each Option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option.

     19.2  CORPORATE TRANSACTIONS

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or the Committee. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each Option under the Plan shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board or the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Plan Administrator shall notify each Participant in writing, at least fifteen (15) days prior to the New Purchase Date, that the Purchase Date for his or her Option has been changed to the New Purchase Date and that his or her Option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period. For purposes of this paragraph, an Option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the Option confers the right to purchase, for each share of Stock subject to the Option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Stock for each share of Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely Stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board or the Committee may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the Option to be solely Stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock and the sale of assets or merger.

     The Board or the Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Stock covered by each outstanding Option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19.3  LIMITATIONS

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.  REGISTRATION

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 21.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is approved by the Company's shareholders.

                                 U. S. BANCORP

                         ANNUAL MEETING APRIL 15, 1997


DIRECTIVE to the Trustee Solicited on Behalf of the Board of Directors from Participants in the U. S. Bancorp Employee Investment Plan.

The undersigned participant in the U. S. Bancorp Employee Investment Plan ("Plan") hereby directs the Trustee to vote all shares held for the participant's account under the Plan at the annual meeting of shareholders of
U. S. Bancorp on April 15, 1997, and any adjournments thereof with respect to the following:


PROPOSAL 1.     ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below (except as marked to the contrary below)

        [ ]     WITHHOLD AUTHORITY to vote for all nominees listed below
                INSTRUCTIONS: To withhold your vote for any individual nominee, strike a line through the nominee's name in the list below.

          H. Bettis,  G. Cameron,  C. Chambers,  F. Drake,  R. Dryden,
      J. Fery,  J. Green,  A. Noble,  P. Redmond, N. Rogers,  B. Whiteley

PROPOSAL 2.     PROPOSAL TO AMEND ARTICLE III OF THE RESTATED ARTICLES OF
                INCORPORATION

        [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

PROPOSAL 3.     PROPOSAL TO APPROVE THE 1997 AMENDED AND RESTATED NON-EMPLOYEE
                DIRECTOR STOCK INCENTIVE AND DEFERRAL PLAN

        [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

PROPOSAL 4.     PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK PURCHASE PLAN

        [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

PROPOSAL 5.     PROPOSAL TO APPROVE SELECTION OF DELOITTE & TOUCHE LLP AS
                INDEPENDENT AUDITORS FOR U.S. BANCORP.

        [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

In its direction, the Trustee is authorized to vote upon such other business as may properly come before this meeting.

This directive when properly executed will be voted in the manner directed herein by the undersigned participant. If no direction is made, this directive will be voted FOR Proposals 1, 2, 3, 4 and 5.

                                                Dated:__________________, 1997

Total Number        PLEASE MARK, SIGN, DATE,
 of Shares:         AND RETURN THE DIRECTIVE    ________________________________
                    BY APRIL 8, 1997, USING     Signature of Participant
                    THE ENCLOSED ENVELOPE       (Please sign exactly as
                                                 name appears below)
Employee #

                                    P R O X Y



                                 U. S. BANCORP
                         ANNUAL MEETING, APRIL 15, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John B. Fery, Paul A. Redmond, and N. Stewart Rogers, and each of them, Proxies with power of substitution to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the annual meeting of shareholders of U. S. Bancorp on April 15, 1997, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the Proxies or substitutes present at the meeting may exercise all powers granted hereby.


1. Nominees for Election of Directors:

   H. Bettis                  J. Green
   G. Cameron                 A. Noble
   C. Chambers                P. Redmond
   F. Drake                   N. Rogers
   R. Dryden                  B. Whiteley
   J. Fery

                                Change of Address

           _________________________________________________________

           _________________________________________________________

           _________________________________________________________

           _________________________________________________________
           (If you have a change of address, please indicate above.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.


                                   SEE REVERSE
                                       SIDE

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                           9318


1. ELECTION OF DIRECTORS

                    FOR         WITHHELD
                    /  /          /  /
                                WITHHELD
                                AS TO ALL
                                NOMINEES


   For all nominees except for the following:

   ___________________________________________


2. PROPOSAL TO AMEND ARTICLE III OF THE RESTATED ARTICLES OF INCORPORATION

                    FOR         AGAINST           ABSTAIN
                    /  /          /  /              /  /


3. PROPOSAL TO APPROVE THE 1997 AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK INCENTIVE AND DEFERRAL PLAN

                    FOR         AGAINST           ABSTAIN
                    /  /          /  /              /  /


4. PROPOSAL TO APPROVE THE 1997 EMPLOYEE STOCK PURCHASE PLAN


                    FOR         AGAINST           ABSTAIN
                    /  /          /  /              /  /


5. PROPOSAL TO APPROVE THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR U. S. BANCORP


                    FOR         AGAINST           ABSTAIN
                    /  /          /  /              /  /


In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4, and 5.


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

________________________________________________________________________________
  SIGNATURE                                                               DATE

________________________________________________________________________________
  SIGNATURE                                                               DATE

USBancorp logo

111 Southwest Fifth Avenue
Portland, Oregon 97204

TO PARTICIPANTS IN THE U. S. BANCORP
EMPLOYEE INVESTMENT PLAN

     Each Participant in the Investment Plan may direct the Trustee on voting the full shares of common stock of U. S. Bancorp credited to his or her account. Enclosed is a copy of the Notice of Annual Meeting and Proxy Statement dated March 13, 1997, of U. S. Bancorp and a form on which you may direct the voting of shares of U. S. Bancorp common stock credited to your account.

     The voting directive form should be completed and sent to PL-6, Trust Operations Administration, Attn: Barbara Schocko, Vice President. In order to allow time for processing and tallying, voting directives must be received by the Trust Group by 5 p.m. on April 8, 1997.

     These instructions do NOT apply to any stock of U. S. Bancorp that you may own apart from the Investment Plan. You should receive proxy materials relating to any such shares under separate cover; follow the usual procedures applicable to personally owned stock in voting such shares.